PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 18, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR

Sharps Technology, Inc. ®

1,945,591 Shares of Common Stock

By this offering circular (the “Offering Circular”), Sharps Technology, Inc., a Nevada corporation, is offering on a “best-efforts” basis a maximum of 1,945,591 shares of its common stock which is net of 190,773 shares previously issued, par value $0.0001 per share (the “Offered Shares”), at a range of $2.60 to $4.60 per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). There is no minimum purchase requirement for investors in this offering.

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 7, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) one year from the date of SEC qualification, or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

	Number of Shares	Price to Public(1)	Broker-Dealer Discounts and Commissions(2)	Proceeds to Company(3)
Per Share:	-	$3.60	$0.34	$3.26
Total Minimum:	0	$0	$0	$0
Total Maximum:	1,945,591	$7,004,127	$660,330	$6,343,797

(1)	Reflects a public offering price using the mid-point of the range of $3.60 per Offered Share.

(2)	We have engaged Aegis, member FINRA/SIPC (“the “Placement Agent”), to act as placement agent for this offering, in exchange for a fee of 7% of the aggregate offering price of the Offered Shares sold.

(3)	Does not account for the payment of expenses of this offering estimated at $100,000. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “STSS.” On November 15, 2024, the last reported sale price of our common stock was $2.65 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors”, beginning on page 7, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to “Qualified Purchasers” on page 18. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is November 18, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the section entitled “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the section entitled “Risk Factors” and the consolidated financial statements and the notes thereto. Sharps Technology, Inc. and its consolidated subsidiaries are referred to herein as “Sharps,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

Company Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes which we are seeking to commercialize and other syringe products currently marketable.

Our safety syringes products, which we refer to as the Sharps Provensa™ and Securgard™, are ultra-low waste and have safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market. We received FDA clearance for the Sharps Provensa on June 12, 2006, for subcutaneous and intramuscular injections into the human body.

Reincorporation and Reverse Split

Prior to March 22, 2022, we were a Wyoming corporation and on March 22, 2022, we reincorporated (the “Reincorporation”) as a Nevada corporation (“Sharps Nevada”) pursuant to a merger into a newly formed Nevada corporation which was approved by our board of directors and the holders of the majority of our outstanding shares of common stock.

Corporate Information

The Company was incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website at sharpstechnology.com. The reference to our website is an inactive textual reference only. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 12(b) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Offering Circular.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

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Offering Summary

Securities Offered	The Offered Shares, 1,945,591 shares of common stock, are being offered by the Company in a “best-efforts” offering.

Offering Price Per Share (mid-point of range)	$3.60 per Offered Share.

Shares Outstanding Before This Offering	1,797,795 shares of common stock issued and outstanding as of November 18, 2024 (includes 103,685 shares after September 30, 2024).

Shares Outstanding After This Offering	3,743,386 shares of common stock issued and outstanding, assuming all of the Offered Shares are sold hereunder. The number of shares to be outstanding after this offering is based on 1,797,795 shares outstanding as of November 18, 2024 and excludes:

●	700,699 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.36;

Minimum Number of Shares to Be Sold in This Offering	None

Investor Suitability Standards	The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Market for our Common Stock	Our common stock is listed on Nasdaq under the symbol “STSS.”

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which all of the Offered Shares have been sold; (b) May 30, 2025 and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Use of Proceeds	We will use the proceeds of this offering for capital expenditures and working capital, or for other general corporate purposes, or a combination thereof. See “Use of Proceeds”.

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares. See “Risk Factors”.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables present our summary financial data and should be read together with our audited consolidated financial statements for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2024 and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from the aforementioned periods appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

Balance Sheet Data

	December 31,	December 31,	September 30,
	2022	2023	2024

Assets
Total current assets	$4,423,450	$4,838,551	$4,654,015
Total assets	$11,839,656	$11,789,268	$11,253,898

Liabilities and Stockholders’ Equity
Total current liabilities	$2,006,522	$3,692,982	$4,586,195
Total liabilities	2,198,522	3,854,982	4,748,195
Total stockholders’ equity	9,641,134	7,934,286	6,505,703
Total liabilities and stockholders’ equity	$11,839,656	$11,789,268	$11,253,898

Statement of Operations Data

	For the Years Ended		For the nine Months Ended
	December 31,		September 30, 2024
	2023	2022	(unaudited)
Revenue
Total operating expenses	$(10,126,650)	$(8,738,793)	$(5,780,362)
Loss from operations	(10,126,650)	(8,738,793)	(5,780,362)
Foreign currency	(52,689)	26,636	(31,566)
Other (expense) income	138,118	(1,320,416)	(1,046,593)
FMV gain adjustment for derivatives	169,583	5,392,911	2,088747
Net Loss Before Provision for Taxes	(9,871,638)	(4,639,662)	(4,769,774)
Deferred tax benefit	30,000	-	-
Net loss	$(9,841,638)	$(4,639,662)	$(4,769,774)

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Technology, Business, and Industry

We are an early-stage company with a history of losses.

We incurred net losses of $9,841,638 and $4,639,662 for the years ended December 31, 2023 and 2022, respectively and $4,769,774 for the nine months ended September 30, 2024. We have not generated any significant revenues from the sale of syringe products to date, and we had accumulated deficit of $29,918,777 as of September 30, 2024. We have developed our Sharps Provensa product line but there can be no assurance that it will be commercially successful. Our potential profitability is dependent upon a number of factors, many of which are beyond our control. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

We have a limited operating history and we may not succeed.

We have a limited operating history, and we may not succeed. We have commercialized our Securgard syringe products in mid 2023 yet no significant syringe revenues have occurred and have not yet commercialized our Sharps Provensa products. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material challenges to our business. We may not be able to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, such failure could have a material adverse effect on our business, financial conditions and results of operation. We may never generate significant revenues or achieve profitability.

We may not succeed in commercializing Sharps products or any future product.

We may face difficulties or delays in the commercialization or sale of Sharps products, which could result in our inability to timely offer products or services that satisfy the market. We may, for example, encounter difficulties due to:

●	our inability to adequately market our products;
●	our inability to effectively scale manufacturing as needed to maintain an adequate commercial supply of our products;
●	our inability to attract and retain skilled support team, marketing staff and sales force necessary to increase the market for our products and to maintain market acceptance for our products; and
●	the difficulty of establishing brand recognition and loyalty for our products.

In addition, to increase our production capacity, we will need to build inventory, which will require that we purchase certain additional equipment, including molding machines and molds. We have not received any significant orders to date. Even if we succeed in building inventory, and increasing our production capacity, there is no assurance we will receive additional orders for our Sharps = products or any future products.

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We may encounter significant competition and may not be able to successfully compete.

There are many medical device companies offering safety syringes, and more competitors are likely to arrive. Some of our competitors have considerably more financial resources than us. As a result, we may not be able to successfully compete in our market, which could result in our failure to successfully commercialize Sharps Provensa, or otherwise fail to successfully compete. We anticipate that our major domestic competitors will include Retractable Technologies, Inc., Becton, Dickinson & Company, Medtronic Minimally Invasive Therapies, Terumo Medical Corp., Smiths Medical, and B Braun. There can be no assurances that we will be able to compete successfully in this environment.

We are vulnerable to new technologies.

Because we have a narrow focus on particular product lines and technology (currently, safety needle products), we are vulnerable to the development of superior or similar competing products and to changes in technology which could eliminate or reduce the need for our products. If a superior or similar technology is created, the demand for our products could be adversely affected.

We are subject to product liability risk.

As a manufacturer and provider of safety needle products, we will face an inherent business risk of exposure to product liability claims. Additionally, our success will depend on the quality, reliability, and safety of our products and defects in our products could damage our reputation. If a product liability claim is made and damages are in excess of our product liability coverage (which is currently $5 million, and which we may increase as we commence and increase sales of our products), our competitive position could be weakened by the amount of money we could be required to pay to compensate those injured by our products. In the event of a recall, we have recall insurance.

Our business may be affected by changes in the health care regulatory environment.

In the U.S. and internationally, government authorities may enact changes in regulatory requirements, reform existing reimbursement programs, and/or make changes to patient access to health care, all of which could adversely affect the demand for our products and/or put downward pressure on our prices. Future healthcare rulemaking could affect our business. We cannot predict the timing or impact of any future rulemaking or changes in the law.

The approval process for medical device products outside the United States varies among countries and may limit our ability to develop, manufacture and sell our products internationally. Failure to obtain marketing and regulatory approval in international jurisdictions would prevent our products from being marketed abroad.

In order to market and sell our Provensa product line and any additional medical device products we may develop in the future in the European Union and many other jurisdictions, we, and our collaborators, must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. We have not yet received approval or clearance to sell our products in any jurisdiction outside the United States. The approval procedure varies among countries and may involve additional testing. We may conduct clinical trials for, and seek regulatory approval to market, our product candidates in countries other than the United States. If we or our collaborators seek marketing approval for a product candidate outside the United States, we will be subject to the regulatory requirements of health authorities in each country in which we seek approval. With respect to marketing authorizations in Europe, we will be required to submit a European Marketing Authorisation Application, or MAA, to the European Medicines Agency, or EMA, which conducts a validation and scientific approval process in evaluating a product for safety and efficacy. The approval procedure varies among regions and countries and may involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval or clearance. In addition, marketing approval or clearance by the FDA does not ensure approval or clearance by the health authorities of any other country.

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Ongoing regulation of our products may limit how we market our products, which could materially impair our ability to generate revenue.

Approval or clearance of a medical device product may carry conditions that limit the market for the product or put the product at a competitive disadvantage relative to alternative products. For instance, a regulatory approval or clearance may limit the indicated uses for which we can market a product or the patient population that may utilize the product. These restrictions could make it more difficult to market any product effectively. Accordingly we expect to continue to expend time, money and effort in all areas of regulatory compliance.

We are dependent on our management, without whose services our business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. If our management should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or who would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may not be able to raise capital as needed to develop our products or maintain our operations.

We expect that we will need to raise additional funds to execute our business plan and expand our operations. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, the Company’s business and prospects may be materially adversely affected.

Health care crises could have an adverse effect on our business.

Particularly during 2020, several states and local jurisdictions imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Although the manufacturing facility we operate has continued to operate during the 2020-2021 COVID-19 pandemic due to its status as an essential business, we continue to monitor the evolving situation and cannot guarantee that the situation would be the same for any future pandemic. In the future, we may elect or be required to close temporarily which would result in a disruption in our activities and operations. Our supply chain, including transportation channels, may be impacted by any such restrictions as well. Any such disruption could impact our sales and operating results.

Health systems and other healthcare providers in our markets that provide procedures that may use our products have suffered financially and operationally and may not be able to return to pre-pandemic levels of operations. Travel and import restrictions may also disrupt our ability to manufacture or distribute our devices. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products could restrict our ability to manufacture and ship products and harm our business, financial condition, and results of operations.

Our key personnel and other employees could still be affected by COVID-19 or any future pandemic, which could affect our ability to operate efficiently.

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Our business may be adversely affected by uncertainties in obtaining and enforcing intellectual property rights.

We believe our main competitive strength is our technology, including patent protection and trade secrets relating to the manufacture and design of our products. We are dependent on patent rights to prevent unlawful copying of our products, and if the patent rights are invalidated or circumvented, our business would be adversely affected. We consider patent protection to be of material importance in the design, development, and marketing of our products.

Our patent pending applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We have four issued patents, two pending patent applications in the United States, and four PCT (Patent Cooperation Treaty) patent application. We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will be broad enough to protect our proprietary rights or otherwise afford protection against competitors with similar technology. In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Our competitors may challenge or seek to invalidate our issued patents, or design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results. Also, the costs associated with enforcing patents, confidentiality and invention agreements, or other intellectual property rights may make aggressive enforcement impracticable.

Illegal distribution and sale by third parties of counterfeit versions of our products could have a negative impact on us.

Third parties may illegally distribute and sell counterfeit versions of our products which do not meet our rigorous manufacturing and testing standards. Our reputation and business could suffer harm as a result.

Risks Related to This Offering and Our Securities

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this offering circular, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid common stock dividends and have no plans to pay dividends in the future, as a result our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock will be in the form of appreciation, if any, in the market value of our shares of common stock. There can be no assurance that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

The shares of our common stock are listed on the Nasdaq Capital Market, or Nasdaq. Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

If we fail to comply with the continued listing requirements of NASDAQ, we may face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us. Specifically, as disclosed in a Current Report filed on Form 8-K on July 16, 2023, the Company had received a notice (the “Notice”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because it failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days dated May 26, 2023 to July 11, 2023. The Rules provide the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation of compliance and this matter will be closed.

On July 12, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 8, 2024, to regain compliance with the Rule. Subsequently, on January 16, 2024, the Company was provided an additional 180 calendar day compliance period, or until July 8, 2024, to demonstrate compliance. Pursuant to Nasdaq’s letter on July 9, 2024, the Company has not regained compliance with Listing Rule 5550(a)(2). Accordingly, its securities will be delisted from the Nasdaq Capital Market unless the Company requests a hearing and appeals Nasdaq’s determination by July 16, 2024., the trading of the Company’s common stock and warrants will be suspended at the opening of business on July 18, 2024. The Company filed a hearing request before the deadline. In the interim, the Company’s common stock and warrants have remained listed on NASDAQ under its existing symbols, “STSS” and “STSW” while it awaits the results from the hearing on August 13, 2024.

On July 15, 2024, the Company held a Special Meeting of its stockholders. At the Meeting, the following three (3) proposals were each approved.

1.	The Company’s stockholders approved the amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from 100,000,000 shares to 500,000,000 shares;

2.	The Company’s stockholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio of up to 1-for-8, with the exact ratio to be determined by the Company’s Board and included in a public announcement;

3.	The Company’s stockholders approved a proposal for the issuance of securities in one or more non-public offerings where the maximum discount at which the securities will be offered will be equivalent to a discount not to exceed 20% below the market price of our common stock in accordance with Nasdaq Marketplace Rule 5635(d);

On October 7, 2024, the Company held a Special Meeting of its stockholders. The Company’s stockholders approved a proposal to authorize the Company’s Board in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio with a range of 1-for-8 to 1-for-22, with the exact ratio to be determined by the Company’s Board. The Board approved the 1-for-22 reverse stock split on October 7, 2024 which went into effect on October 16, 2024.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required for 2023, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm may be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have commenced the costly and time-consuming process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we expect to be able to complete our evaluation, testing and any required remediation in a timely fashion. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We currently do not have an internal audit group, and we in the future we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

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Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

A sale of a substantial number of shares of our common stock may cause the price of the common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Stockholders who have held their shares for at least six months are able to sell their shares pursuant to Rule 144 under the Securities Act. Almost all of our outstanding shares are available to be sold in the open market under Rule 144 or because they have been registered under the Securities Act We have also registered shares of our common stock for sale into the public market which are issuable upon the exercise of warrants, by certain selling stockholders named therein. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

Our stock price may be volatile, and the value of our common stock may decline.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our products;

●	announcements by us or our competitors of significant business developments, acquisitions or new products;

●	sales of shares of our common stock by us or our shareholders, as well as the anticipation of lock-up releases;

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●	our involvement in litigation;

●	future sales of our common stock by us or our stockholders;

●	changes in senior management or key personnel;

●	the trading volume of our common stock;

●	changes in the anticipated future size and growth rate of our market;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

Purchasers in the offering will suffer immediate dilution.

If you purchase Offered Shares in this offering, the value of your shares based on our pro forma net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At a public offering price of $3.60 per share, purchasers of common stock in this offering will experience immediate dilution of approximately $0.18 per share, representing the difference between the public offering price per share in this offering and our pro forma as adjusted net tangible book value per share as of September 30, 2024, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, and after deducting estimated offering expenses, including placement agent fees, payable by us. See “Dilution.”

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 1,000,000 shares of our preferred stock without further stockholder approval. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

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Our executive officers, directors and principal stockholders, if they choose to act together, have the ability to control or significantly influence all matters submitted to stockholders for approval.

Our executive officers, directors and principal stockholders in the aggregate, beneficially own approximately 8.70% of our common stock. Such persons acting together, will have the ability to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements will not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging-growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

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DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2024, was $6,465,476 or $3.60 per share of common stock.

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us in this offering of shares at a public offering price of $3.60 per share, and after deducting the estimated placement agent discounts and commissions and estimated offering expenses that we will pay, our adjusted net tangible book value as of November 18, 2024, would have been approximately $12,809,273, or $3.4 per share of common stock. This amount represents an immediate change in net tangible book value of $0.01 per share to existing stockholders and an immediate decrease of $0.18 per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per share	$3.60
Net tangible book value per share as of November 18, 2024	$3.42
Decrease in net tangible book value per share attributable to this offering	$0.18
As adjusted net tangible book value per share after this offering	$3.42
Decrease in per share to new investors	$0.18

The above table is based on 3,743,386 shares of common stock outstanding as of November 18, 2024, and excludes:

●	700,699 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.35;

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a public offering price per share price of $3.60, which represents the midpoint of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold (1)	486,398	972,795	1,459,193	1,945,591
Gross proceeds	$1,751,032	$3,502,064	$5,253,095	$7,004,127
Offering expenses (2)	(240,083)	(380,165)	(520,248)	(660,330)
Net proceeds	$1,510,949	$3,121,899	$4,732,847	$6,343,797

(1)	Represents the maximum net shares available after reflecting the 190,773 shares previously sold under the offering.

(2)	The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a public per share offering price of $3.60, which represents the midpoint of the offering price range herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Capital Expenditures	$755,475	$1,560,950	$2,366,424	$3,171,899
General Corporate Expenses, including Working Capital	755,474	1,560,949	2,366,423	3,171,898
TOTAL	$1,510,949	$3,121,899	$4,732,847	$6,343,797

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,945,591 shares which is net of 190,773 shares previously sold under the Company’s current ongoing Regulation A offering (the “2024 Regulation A Offering”), Offered Shares on a “best-efforts” basis, at a price of $3.60 per Offered Share, which represents the midpoint of the offering price range herein. There is no minimum purchase requirement for investors in this offering. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold; (b) May 30, 2025; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

The shares will be also be offered by Aegis Capital a broker-dealer registered with the SEC and a member of FINRA (“Aegis” or the “Placement Agent”), on a “best efforts” basis pursuant to an engagement letter to be entered into between us and Aegis, which we refer to as the “Placement Agent Agreement.” Pursuant to the Placement Agent Agreement, we will pay the Placement Agent, concurrently with each closing of this offering, a cash placement fee equal to 7.0% of the gross proceeds of such closing. In addition, we will also pay the Placement Agent (i) 1.0% of the gross proceeds for non-accountable expenses; (ii) up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and (iii) if applicable, the costs associated with the use of a third-party electronic road show service. In addition, we will engage and bear the expenses of an escrow agent in connection with any closing.

We or the Placement Agent may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering.

Right of First Refusal

If, for the period beginning on any closing date of this offering and ending twelve (12) months after the commencement of sales of the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness in a securities-related transaction, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such securities-related financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Lock-Up Agreements

All of our directors, executive officers, employees and holders of 10% or more our outstanding shares of common stock have agreed that, for a period of sixty (60) days after any closing date of the offering, Placement Agent, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further that none of such hares shall be saleable in the public market until the expiration of the 60-day period described above; or (b) file or caused to be filed any registration statement with the Commission relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the Placement Agent Agreement, (ii) any shares issued upon the exercise of an option or other security outstanding on the date of the offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s equity plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

The Placement Agent Agreement, in its sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release shares and other securities from lock-up agreements, the Placement Agent Agreement will consider, among other factors, the holder’s reasons for requesting the release, the number of shares and other securities for which the release is being requested and market conditions at the time.

Tail Financing

We have agreed to pay the above cash compensation to the extent that any fund which the Placement Agent contacted or introduced to us during the term of our engagement agreement with the Placement Agent provides financing or capital in any public or private offering or capital raising transaction during the twelve-month period following expiration or termination of our engagement agreement or the last closing of the offering.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to andrew.crescenzo@sharpstechnology.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

●	Electronically execute and deliver to us a subscription agreement; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”.

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of Offered Shares

The Offered Shares will be listed on The Nasdaq Capital Market under the symbol “STSS.”

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Upon completion of this offering, shares of common stock will be issued and outstanding, which assumes no exercise of:

●	392,045 shares underlying warrants offered per the IPO declared effective by the SEC on April 13, 2022; 19,218 shares underlying warrants issued to other parties after the IPO;
●	260,799 Warrants issued in May 2024;
●	28,636 warrants issued to an advisor;

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

IPO Warrants

The following summary of certain terms and provisions of the warrants included in the initial public offering (“IPO Warrants”) hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this offering circular is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The IPO Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The IPO Warrants are be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the IPO Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of the IPO Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the IPO Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the IPO Warrants is $93.50 and adjusted to $14.08 with September 2023 offering and further adjusted to $7.26 (exercise prices reverse effected) with the warrant inducement offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities exercisable for convertible into common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the IPO Warrants.

Forced Exercise and Redemption. The IPO Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price ($93.50) for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the IPO Warrants within 30 days of notice of a forced exercise in accordance with the terms of the IPO Warrants, the Company may redeem the IPO Warrants at a redemption price of $0.01 per Warrant.

Transferability. Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The IPO Warrants are currently listed on the Nasdaq Capital Market under the symbol “STSSW”.

Warrant Agent. The IPO Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The IPO Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of IPO Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the IPO Warrants.

Governing Law. The IPO Warrants and the warrant agency agreement are governed by New York law.

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February 2023 Warrants

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering of approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 102,206 (pre-reverse- 2,248,521) units at a purchase price of $37.18 (pre-reverse - $1.69) per unit. Each unit consisted of one share of common stock and one non-tradable warrant (“Offering Warrants”) exercisable for one share of common stock at a price, after effect of the October 2024 reverse split, of $34.32, adjusted to $14.08 at September 29, 2023 and to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants and a term of five years. The Offering Warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering and on April 14, 2023, an Amendment to the S-1 was filed and went effective.

Registration Rights Agreement

In connection with the PIPE Agreement, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), requiring the Company to file a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the shares and shares underlying the Warrants issued under the PIPE Agreement within fifteen (15) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective the sooner of (a) two Trading Days (as defined therein) following receipt of a notice of no review from the SEC, provided that the Company’s financial statements are current at such time or (b) within thirty (30) days after the Filing Date. The Company will be obligated to pay certain liquidated damages to the Purchasers if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Placement Agent Agreement

Aegis Capital Corp. (“Aegis”) acted as the exclusive placement agent in connection with the PIPE Offering under a Placement Agent Agreement, dated as of February 1, 2023, between the Company and Aegis (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 10.0% of the gross proceeds received by the Company in the PIPE Offering. The Company reimbursed Aegis $100,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay Aegis 10.0% of the proceeds from the exercise of the Warrants issued in the PIPE Offering.

September 2023 Offerings

On September 29, 2023, the Company completed two simultaneous offerings and received aggregate gross proceeds of approximately $5.6 million, before expenses to the placement agent and other offering expenses of $716,000.

The first offering, the securities purchase agreement offering (the “Shelf Offering”) with institutional investors and the Company resulted in the Company receiving net proceeds from the Shelf Offering and the sale of pre-funded of approximately $2.5 million, includes the value of the pre-funded warrants recorded in APIC, net of $362,000 in fees relating to the placement agent and other offering expenses. The Shelf Offering was priced at the market under Nasdaq rules. In connection with the Shelf Offering, the Company issued 164,478 (pre reverse -3,618,521 shares of common at a purchase price of $14.08 per unit, adjusted to $7.26 (reverse effected) at May 30, 2024, based on anti-dilution terms in the warrants and 36,636 (pre-reverse -800,000) pre-funded warrants at $14.058 (pre-reverse -$0.639) per pre-funded warrants. The exercise price of the pre-funded warrants will be $0.001 per share.

The second offering, the securities purchase agreement offering (“Private Placement”) with institutional investors and the Company received net proceeds from the Private Placement of approximately $2.4 million, net of $354,000 in fees relating to the placement agent and other offering expense. In connection with the Private Placement, the Company issued: (i) 117,340 (pre-reverse -2,581,479) PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) and (ii) PIPE Warrants (non-trading) to purchase 397,727 (pre-reverse -8,750,003) shares of our common stock, at a combined purchase price of $23.63 (pre-reverse -$1.074) per unit or $23.606 (pre-reverse - $1.073) per pre-funded unit. The PIPE Warrants have a term of five and one-half (5.5) years from the issuance date and are exercisable for one share of common stock at an exercise price, after effect of the October 2024 reverse split, of $14.08 adjusted to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $1.6 million and with respect to the PIPE Warrants recorded as a liability under ASC 815 of $985,204. On October 16, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Private Placement and on October 26, 2023 the S-1 went effective.

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The following summary of certain terms and provisions of the September 2023 Warrants included in the Common Units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this offering circular is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The September 2023 Warrants are exercisable at any time after their original issuance and at any time up to the date that is five and a half years after their original issuance. The September 2023 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the September 2023 Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the September 2023 Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the September 2023 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of the September 2023 Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the September 2023 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the September 2023 Warrants is $14.08, adjusted to $7.26 as of result of the warrant inducement offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities exercisable for convertible into common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the September 2023 Warrants.

Transferability. Subject to applicable laws, the September 2023 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The September 2023 Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The September 2023 Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the September 2023 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a September 2023 Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the September 2023 Warrants.

Governing Law. The September 2023 Warrants and the warrant agency agreement are governed by New York law.

May 2024 New Warrants

On May 30, 2024, Sharps Technology, Inc. (the “Company”) entered into a warrant inducement (the “Inducement Agreement”) with certain warrant holders (the “Warrant Holders”) which references the warrants (the “Existing Warrants”) registered for sale under both the registration statements on Form S-1 (file No. 333-263715) and/or the registration statement on Form S-1 (File No. 333-275011) (the “Registration Statements”) in the amount of 499,933 (pre-reverse – 10,998,524) warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants totaling 499,993 ( pre reverse – 10,998,524), from $14.08 ( pre – reverse $0.64) per share to $7.26 (pre-reverse -$0.33) per share. Additionally, the Company agreed to issue unregistered warrants with an exercise price of $9.90 (pre-reverse - $0.45) per share to purchase 499,993 shares of Common Stock (the “New Warrants”), pursuant to a warrant agreement (the “New Warrant Agreement”).

If exercised in full, the Company will receive aggregate gross proceeds up to approximately $4,949,931, before deducting expenses payable by the Company.

Terms of the New Warrants

The New Warrants have an exercise price of $9.90 (pre-reverse - $0.45_ per share and will be exercisable on and after the date that is sixty (60) days following the date of issuance

The New Warrants will expire on the five (5) year anniversary of their initial exercise date. If at the time of exercise there is no effective registration statement registering the New Warrants, or the prospectus contained therein is not available for the issuance of the New Warrants to the holder or the resale of the New Warrants by the holder, then the New Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to certain adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a fundamental transaction, as described in the New Warrant Agreement, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the, from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the New Warrant Agreement) of the unexercised portion of the New Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such fundamental transaction, such holders of Common Stock will be deemed to have received common stock/shares of the successor entity (which entity may be the Company following such fundamental transaction) in such fundamental transaction.

The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a holder prior to the issuance of any New Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the New Warrant.

The New Warrant Agreement does not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

2024 Regulation A Offering

On May 31 and June 13, 2024, the Company entered into subscription agreements, with certain institutional investors, pursuant to which the Company agreed to issue and sell to the investors 190,773 (pre reverse - 4,197,000) shares (the “Shares”) of Common Stock, par value $0.0001 per share of the Company at a price of $8.36 (pre reverse -$0.38) and received gross proceeds to the Company of $1.6M, before expenses to the placement agent and other offering expenses of $298,000 with net proceeds, after reflecting par value, have been recorded in Additional Paid in Capital of $1,296,903. The shares issued in the offering were offered at-the-market under Nasdaq rules and pursuant to the Company’s Form 1-A (the “Offering Statement”), initially filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended on May 21, 2024, and qualified on May 30, 2024.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock, and as of November 11, 2024, there are 0 shares of Series A Preferred stock issued and outstanding, as the Series A Preferred Stock, initially owned by Alan Blackman has been cancelled as of August 31, 2024.

The Series A Preferred Stock prior to cancellation had entitled Alan Blackman, as holder 29.5% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock was not convertible to common stock, has no rights to dividends, and has no liquidation rights.

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On December 22, 2022, the Company filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s former Chief Operating Officer, Alan Blackman, who was the holder of the Series A Preferred Stock.

In the event the Company is sold during the two year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price. Pursuant to an arrangement with Alan Blackman effective July 27, 2023, Mr. Blackman has granted the board the right to vote such shares during the period that the Company is making certain payments to him.

Transfer Agent and Registrar

VStock Transfer LLC is transfer agent and registrar for our common stock.

BUSINESS

Background and Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes and is seeking to commercialize them. We were initially incorporated under the laws of the State of Wyoming on December 16, 2017. Prior to March 22, 2022, we were a Wyoming corporation and on March 22, 2022, we reincorporated as a Nevada corporation pursuant to a merger into a newly formed Nevada corporation which was approved by our board of directors and the holders of the majority of our outstanding shares of common stock Sharps was incorporated to purchase, develop, and commercialize a body of intellectual property resulting in a family of smart safety syringe products and innovative drug delivery devices. Sharps closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, new designs and iterations, samples, regulatory files, manufacturing files, product testing files, and market research files relating to such safety syringe products.

In June 2020, we entered into an asset/share purchase agreement with Safegard Medical and certain other parties and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including a manufacturing facility in Hungary registered with the FDA and CE for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of common stock and stock options with a fair value of $200,000 and $183,135, respectively. Under the Safegard Agreement, we were granted the right to operate this facility at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Sharps’ smart safety syringe products, which we refer to as Securgard™, Sologard™, and Sharps Provensa™, are ultra-low waste syringes that incorporate both passive and active safety and reuse prevention features, which we believe will provide us a competitive advantage over other syringes. The Sharps Securegard and Sologard lines, currently being marketed by the Company, are multi-feature safety syringes that had gained market acceptance prior to Sharps’ acquisition but not been marketed or sold for several years due to a decision by the owners to wind down the business. Safegard and Sologard are both FDA and WHO approved and Safegard currently carries the European CE Mark. The Sharps Provensa syringe is a patented passive safety syringe that gained FDA clearance for subcutaneous and intramuscular injections in June 2006. All three of these product lines are focused on innovatively addressing the most important needs of the global healthcare market in the area of disposable syringes. The Company has not yet generated any revenues from the sale of the Sharps products.

In order to compete in the market, we must maintain inventory. Commencing in the 4th Quarter of 2022 we started building inventory. We require commercial quantities of inventory to secure orders. Delivery is expected shortly after receiving orders.

Although we currently have production capacity for our products and thus the ability to receive and fulfill orders, we have used the proceeds from the February 2023, September 2023 fund raising and fund raising in the second and third quarter of 2024 to allow us to either increase our production capacity, build inventory or support working capital requirements This will help us to generate and fulfill orders for our current product line and advance our new innovative products in connection with recent collaboration arrangements. We have produced commercial quantities of our products and built inventory to support orders in late 2024 and in 2025. (See Business Developments)

Products, Marketing and Sales

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe and prefillable syringe products. We intend to market these products to the U.S. and foreign governments. We received a Purchase Order for our first Securegard sales to a South America distributor which was shipped in June 2024. We will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

The Sharps Securegard product line continues to represent our initial disposable syringe platform to be commercially available to the market. The addition of the Sologard products and SafeR products from Roncadelle are recent expansions to the Company’s product portfolio. These platforms have advanced features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

As previously disclosed, there continue to be delays in the commercialization of the Sharps Provensa product line. The product’s specialized technology requires further design and assembly optimization as identified in our previous commercialization efforts. This on-going product refinement process is typical of the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. At this time Sharps is not able to determine a timeline for final commercialization of the Provensa product.

Research and Development

Substantially all of our research and development expenses to date have been incurred in connection with our syringe products. We expect to continue to incur research and development expenses for the foreseeable future as we continue to enhance our products to meet the market requirements for our Sharps syringe product line for its various intended uses throughout the world.

Competitive Environment

We anticipate our major domestic competitors will include Retractable Technologies, Inc., Becton Dickinson & Company, Medtronic Minimally Invasive Therapies (“Medtronic,” formerly known as Covidien), Terumo Medical Corp., Smiths Medical, and B Braun. Our competitors may have greater financial resources, larger and more established sales, marketing, and distribution organizations; and greater market influence, including long-term and/or exclusive contracts.

We anticipate that we will compete primarily on the basis of healthcare worker and patient safety, product performance, and quality. We believe our competitive advantages will include the combination of passive safety and ultra low waste features.

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Business Developments:

Asset Purchase Agreement – Nephron Pharmaceuticals and Affiliates

On September 29, 2022, the Company entered into an agreement (the “NPC Agreement”) with Nephron Pharmaceuticals Corporation (“NPC”) and various affiliates of NPC, including InjectEZ, LLC. The NPC Agreement was intended to support several areas of the Company’s development and growth. The Company and NPC intended to supplement the NPC Agreement by entering into a manufacturing supply agreement, a sales and distribution agreement and a pharma services program to support growth, and a future agreement to support manufacturing expansion. As noted below, the sales and distribution agreement was terminated on March 8, 2024, and replaced. The original manufacturing supply agreement, noted above, was replaced as part of the Asset Purchase Agreement, entered into on September 22, 2023 and the Pharma Services agreement continues to be in place, although no activities have occurred to date. Further, under the additional agreement with NPC and affiliates of NPC (“Nephron Agreement”), the Company would provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors, but no activities have occurred to date. The Company will continue working to amend the terms of this NPC Agreement and Nephron Agreement, based on the Amended Asset Purchase Agreement below dated May 20, 2024. (See below)

On March 8, 2024, the Company and Nephron Pharmaceuticals Corporation terminated their distribution agreement dated December 8, 2022, which was partially replaced by the Agreement with Roncadelle, as stated below, and we continue to seek other parties to distribute for the US domestic market. The Company entered into a new logistics services agreement on the warehousing side with Owens and Minor (“O&M”) to replace Nephron’s distribution services. The Company can utilize O&M to provide 3PL services for both the Company and Roncadelle products, in North and South America when needed.

The Company and Nephron continue to maintain the Pharma Services Program (PSP), although no activities have occurred to date, which focuses on the creation of new business development and growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by the Company and can be purchased by the healthcare industry, pharmaceutical markets, and Pharma companies such as Nephron and others.

On May 20, 2024, the Company entered into an Amendment to the Asset Purchase Agreement dated September 22, 2023, with Nephron and Nephron’s InjectEZ, LLC, (collectively, the “Seller”). The September 22, 2023 agreement superseded the manufacturing and supply agreement entered into in connection with the NPC Agreement on September 29, 2022, and the Nephron Agreement entered into on September 29, 2022. The Amended Asset Purchase Agreement includes the purchase of certain assets for $35M plus assumed liabilities of $4M, continues to provide for the Company to lease the Facility but excludes any leasehold improvements previously included. In connection with the Asset Purchase agreement, the Company paid a non-refundable deposit of $1M to be held in escrow under an agreeable escrow agreement as a deposit on the purchase price. The Asset Purchase agreement stipulated that the $1M deposit would be maintained until July 19, 2024, at which date, if the contemplated transaction was not consummated, through no fault of the Seller, the escrow would be released to the Seller by the escrow agent. The escrow deposit of $1,000,000 was released to the Seller and recorded in Other Expense as a forfeited agreement cost in the three months ended June 30, 2024. The Company and Seller continue to work towards a further amendment of the Asset Purchase Agreement. The closing of the Asset Purchase Agreement is contingent on obtaining further amendments and the necessary financing. There can be no assurance that the closing of the asset sale will occur.

Sales and Distribution Agreement – Roncadelle

On March 4, 2024 (the “Effective”) Company entered into a cooperative sales and distribution agreement (the “Agreement”) with Roncadelle Operations s.r.l (“Roncadelle”). In conjunction with the execution of the Agreement, Roncadelle appointed the Company as its exclusive distributor of Roncadelle products in the United States, Canada, Central and South America and their territories. The Company appointed Roncadelle as its exclusive distributor of Sharps products in Europe, Middle East, APAC, South Africa and Australia and their territories. The Company and Roncadelle agreed to bear their own separate costs and expenses, including fees and other expenses, relating to external advisors and the preparation, negotiation, execution and performance of this Agreement and any related documents. The Agreement is effective as of the Effective Date for the initial period of one (1) year (the “Initial Term”). Upon expiration of the Initial Term, the term of the Agreement shall automatically renew for additional successive one-year terms, unless either party provides written notice of non-renewal at least ninety (90) days prior to the end of the then-current term, unless any renewal term is terminated earlier pursuant to the terms of the Agreement or applicable law. The Company continues to work with Roncadelle for product introductions and execution of the Agreement for future sales.

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Supply Agreement -Stericare Solutions

On July 24, 2024, the Company, entered into a Supply Agreement (the “Supply Agreement”) with Stericare Solutions, LLC, a Texas limited liability company, (“Stericare”), pursuant to which Stericare agreed to purchase 520 million units of 10ml polypropylene (“PP”) Sologard syringes from the Company. The specific purchase price is confidential but revenues are expected in excess of $50M. Pursuant to the Supply Agreement, Stericare has agreed to purchase 520 million units of 10ml PP Sologard syringes in the following increments: 40 million units in the first year, and 120 million units every year for the remaining life of the Supply Agreement. The Supply Agreement has a five (5) year term targeted to commence November 2024 (the “Initial Term”). Upon expiration of the Initial Term, the Supply Agreement will automatically renew for additional one (1) year periods (each, a “Renewal Term”), unless a party gives the other party written notice of termination at least ninety (90) days prior to the end of the Initial Term or Renewal Term. The Agreement may be terminated by either party upon written notice to the other party if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof. The Agreement may be terminated by either party upon written notice to the other party if the other party becomes insolvent, makes an assignment for the benefit of creditors, or a petition under any bankruptcy or insolvency Law is filed by or against such party and is not dismissed within 120 days. If either party is acquired by a competitor of the other party, then either party can terminate the Agreement with six (6) months written notice.

NASDAQ

On July 12, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 8, 2024, to regain compliance with the Rule. Subsequently, on January 16, 2024, the Company was provided an additional 180 calendar day compliance period, or until July 8, 2024, to demonstrate compliance. Pursuant to Nasdaq’s letter on July 9, 2024, the Company has not regained compliance with Listing Rule 5550(a)(2). Accordingly, its securities will be delisted from the Nasdaq Capital Market unless the Company requests a hearing and appeals Nasdaq’s determination by July 16, 2024., the trading of the Company’s common stock and warrants will be suspended at the opening of business on July 18, 2024. The Company filed a hearing request before the deadline. In the interim, the Company’s common stock and warrants have remained listed on NASDAQ under its existing symbols, “STSS” and “STSW” while it awaits the results from the hearing on August 13, 2024.

On July 15, 2024, the Company held a Special Meeting of its stockholders. At the Meeting, the following three (3) proposals were each approved.

1.	The Company’s stockholders approved the amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from 100,000,000 shares to 500,000,000 shares;

2.	The Company’s stockholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio of up to 1-for-8, with the exact ratio to be determined by the Company’s Board and included in a public announcement;

3.	The Company’s stockholders approved a proposal for the issuance of securities in one or more non-public offerings where the maximum discount at which the securities will be offered will be equivalent to a discount not to exceed 20% below the market price of our common stock in accordance with Nasdaq Marketplace Rule 5635(d).

On October 7, 2024, the Company held a Special Meeting of its stockholders. The Company’s stockholders approved a proposal to authorize the Company’s Board in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio with a range of 1-for-8 to 1-for-22, with the exact ratio to be determined by the Company’s Board. The Board approved the 1-for-22 reverse stock split on October 7, 2024 which went into effect on October 16, 2024.

Nasdaq notified the Company on November 13, 2024 that the Company regained compliance on November 5, 2024 with Listing Rule 5550(a)(2), (the “Bid Price Rule”)

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Government Regulations

In the United States, the Federal Food, Drug and Cosmetic Act, or FDCA, FDA regulations and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. The FDA regulates the design, manufacturing, servicing, sale and distribution of medical devices. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending applications, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization applicable to a device are premarket notification, also called 510k clearance, and premarket approval, also called PMA approval. The type of marketing authorization is generally linked to the classification of the device. The FDA classifies medical devices into one of three classes (Class I, II or III) based on the degree of risk the FDA determines to be associated with a device and the level of regulatory control deemed necessary to ensure the device’s safety and effectiveness. Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are deemed to pose the least risk and are subject only to general controls applicable to all devices, such as requirements for device labeling, premarket notification and adherence to the FDA’s current Good Manufacturing Practices, or cGMP, known as the Quality System Regulations, or QSR. Class II devices are intermediate risk devices that are subject to general controls and may also be subject to special controls such as performance standards, product-specific guidance documents, special labeling requirements, patient registries or post-market surveillance. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls and include life sustaining, life-supporting or implantable devices, devices of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Our Sharps Provensa has been cleared by the FDA under the 510k premarket notification process (Class II).

Outside of the United States, our ability to market our products will be contingent also upon our receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval or clearance has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those we will encounter in the FDA approval or clearance process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from those required for FDA approval or clearance.

The sale of medical products is subject to laws and regulations pertaining to health care fraud and abuse, including state and federal anti-kickback, anti-self-referral, and false claims laws in the United States.

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Intellectual Property

Intellectual property rights, particularly patent rights, are material to our business. We own four patents used in the Sharps Provensa, which expire between 2035 and 2040. Our issued patents include a design patent (USD743,025) for the ornamental design for a safety syringe which will reach full term and expire on November 10, 2029, a patent (US 10,980,950) for an ultra low-waste needle and syringe system that automatically and passively renders a needle safe during the injection process, a patent (US 11,154,663) for a pre-filled safety needle and syringe system, and a patent (US 11,497,860) for a Ultra-Low Waste Disposable Safety Syringe for Low Dose Injections.

We have two additional pending patent applications in the United States and four PCT (Patent Cooperation Treaty) patent applications. The patent applications, which we own, have an anticipated expiration date of 2039/2040. The pending patent applications are for (i) an ultra-low waste disposable syringe with self-adjusting integrating safety features, and (ii) a needle and syringe system with automatic safety shield that renders a needle safe. Our pending patent applications are for utility patents. With respect to the last of these patent applications, we have, in addition to our United States patent application, also filed PCT patent applications. The PCT applications have entered National Phase. Some of the issued US patents have issued in other countries, some are still pending.

We have certain trademarks for Sharps Provensa, Sharps Provensa Ultra-Low Waste and filed applications to register other trademarks for use in our Sharps Provensa product line.

Employees

We have fifty-six full-time employees, two of which are our Chief Executive Officer and Chief Financial Officer, and retain the services of additional personnel, as needed, on an independent contractor basis to support R&D, Finance, Marketing and Regulatory areas. We do not have any part-time employees. Of the fifty-six employees, fifty work at our facilities in Hungary. We expect to add additional employees as we increase production capacity.

Facilities

We lease office space, on a month-to-month basis, at 105 Maxess Road, Melville, New York 11747. Our monthly rent is $200.

We operate a manufacturing facility in Hungary acquired in July 2022, which we previously used for development and testing of our products and we currently use primarily for the manufacture of Sharps Provensa safety syringe. We are prepared to move our owned molds, machinery and equipment to an alternative manufacturing location if necessary. See “Background and Overview.”

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

On July 10, 2024, Barry Berler (“Berler”), a co-founder and former Chief Technology Officer of the Company, commenced a lawsuit in the United States District Court for the Eastern District of New York, Barry Berler v. Sharps Technology, Inc. and Alan Blackman, Case No. 2:24-cv-04787. In this case, Berler asserts claims for damages of an aggregate of $456,000 for alleged (1) failure to make full payment of certain monthly payments under his consulting agreement with the Company (the “Consulting Agreement”) in the amount of $52,500, (2) failure to pay a bonus with a target of $216,000 under the Consulting Agreement, (3) $187,500, representing 50% of the severance payment paid by the Company to Mr. Blackman, the Company’s co-founder and former Chief Operating Officer and Co-Chairman, and a declaration and injunctive relief establishing that Berler is the rightful owner of 50% of the Company’s Series A Preferred Stock (which preferred stock is no longer outstanding ). The Company has accrued for the claim for unpaid monthly consulting fees. The Company believes that Berler’s claims are without merit, intends to defend itself vigorously and has requested dismissal of these claims. In addition, on September 17, 2024, the Company filed an answer and counterclaims with respect thereto, including for recoupment of certain compensation the Company has previously paid to Berler.

On June l7, 2024, Berler filed a demand for arbitration and statement of claim under the commercial arbitration rules of the American Arbitration Association (“AAA”) asserting claims for payment of $500,000 plus interest, under the Company’s royalty agreement with Berler, as amended, rescission thereof and reversion to Berler of the intellectual property rights subject thereto. The Company believes that Berler’s claims are without merit and intends to defend itself vigorously in connection with these claims.

On April 3, 2024, Plastomold Industries Ltd. (“Plastomold”) commenced a lawsuit against the Company in the United States District Court for the Eastern District of New York, Plastomold Industries Ltd v. Sharps Technology, Inc., Case No. 2:24-CV-02580, asserting claims for damages in the amount of $1.762 million for alleged (1) failure to pay invoices, of which approximately $1 million would relate to a maintenance agreement for units allegedly manufactured and sold using machinery that was defective and has never successfully produced any saleable products, (2) breach of the implied covenant of good faith and fair dealing, (3) unjust enrichment, and (4) conversion. Plastomold asserts it provided certain products and services to the Company for which its invoices were not fully paid. The Company believes that Plastomold’s claims are without merit and intends to defend itself vigorously. On June 3, 2024, the Company filed an answer and affirmative defenses and counterclaim, which counterclaim is for damages that the Company believes would exceed the claims asserted by Plastomold, based on the insufficiency of Plastomold’s services and the results thereof, including the failure to provide machinery capable of reliably manufacturing the designated products in compliance with design specifications and functionality requirements, and with respect to which test results failed.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and notes included in this offering circular and our Annual Report on Form 10-K as of and for the years ended December 31, 2023, and 2022.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in our filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

Overview

Since our inception in 2017 and through the fourth quarter of 2022, we have devoted substantially all of our resources to the research and development of our safety syringe products Commencing in the fourth quarter of 2022 we started building inventory of syringe products. To date, we have generated no revenue. We have incurred net losses of $9,841,638 and $4,639,662 for the years ended December 31, 2023 and 2022, respectively and $4,769,774 for the nine months ended September 30, 2024. Substantially all of our net losses resulted from costs incurred in connection with our research and development efforts, payroll and consulting fees, stock compensation and general and administrative costs associated with our operations, including costs incurred for being a public company since April 14, 2022. See below Initial Public Offering, Liquidity and Capital Resources and Notes to Consolidated Financial Statements

We classify our operating expenses as research and development, and general and administrative expenses. We maintain a corporate office located in Melville, New York, but employees and consultants in the US work remotely and will continue to do so indefinitely. In June 2020, in connection with the agreement to acquire Safegard, a syringe manufacturing facility in Hungary, which was completed on July 6, 2022, we were contractually provided the exclusive use of the facility for research and development and testing in exchange for payment of the seller’s operating costs, including among others, use of Safegard’s work force, utility costs and other services.

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Initial Public Offering

On April 13, 2022, our registration statement on Form S-1 (File No. 333-263715), as amended, related to our IPO was declared effective by the SEC, and our common stock and warrants began trading on the Nasdaq Capital Market, or Nasdaq, on April 14, 2022. Our IPO closed on April 19, 2022. Net proceeds from the IPO were approximately $14.2 million. In connection with the closing of the IPO, the Company used net proceeds to repay the Note Payable of $2 million.

Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements, as well as the reported revenues and expenses during the reported periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The FMV adjustments, based on the trading price of outstanding warrants classified as liabilities, could impact the operating results in the reporting periods.

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying consolidated financial statements include the accounts of Sharps Technology, Inc. and its wholly owned subsidiaries, Safegard Medical, Inc, and Sharps Acquisition Corp. collectively referred to as the “Company.” All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022. (See Capital Structure and Note 8 to the Consolidated Financial Statements)

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Summary of Significant Accounting Policies

Our significant accounting policies are described in Note 2 of the accompanying condensed consolidated financial statements and further discussed in our annual financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any off-balance sheet arrangements as defined under Regulation S-K Item 303(a)(4).

Results of Operations

Results of Operations - Years Ended December 31, 2023 and, 2022.

	Year Ended
	December 31, 2023	December 31, 2022	Change	Change %
Research and development	$1,605,547	2,280,933	$(675,386)	(30)%
General and administrative	8,521,103	6,457,860	2,063,243	32%
Interest expense (income)	(138,118)	1,320,416	(1,458,534)	110%
FMV gain adjustment for derivatives	(169,583)	(5,392,911)	5,223,328	(97)%
Foreign currency Loss	44,463	496	43,967	88%
Other	8,226	(27,132)	35,358	(130)%
Deferred Tax (Benefit)	(30,000)	-	(30,000)	100%
Net loss	$9,841,638	$4,639,662	$5,201,976	(112)%

Revenue

The Company has not generated any revenue to date.

Research and Development

For the year ended December 31, 2023, Research and Development (“R&D”) expenses decreased to $1,605,547 compared to $2,280,933 for the year ended December 31, 2022. The decrease of $675,386 was due to decreased R&D costs incurred at the Safegard facility which transitioned principally from R&D activities to manufacturing. The decrease occurred in materials and general operating costs of approximately $1M, of which, a) $575,000 related to cost incurred prior to the acquisition in July 2022 for utilization of the facility, which included Safegard’s workforce and facility operating cost and b) decreases in material and other operating of $426,000 from $545,000 in 2022 to $119,000 in 2023. Further, we had decreases in labor related costs of $224,000 specifically related to decreases in stock compensation of $83,000 from $97,000 in 2022 to $14,000 in 2023, decreases in engineering and other labor costs of $141,000 from $492,000 in 2022 to $351,000 in 2023 and other decreases of $10,000. The overall decrease was partially offset by $560,000 charge in 2023 for an impairment of certain molds.

General and Administrative

For the year ended December 31, 2023, General and Administrative (“G&A”) expenses were $8,521,103 as compared to $6,457,860 for the year ended December 31, 2022. The increase of $2,063,243 was primarily attributable to increases in payroll and related expenses of: i) payroll and consulting fees of $1,530,000 from $1,630,000 in 2022 to $3,160,000 in 2023, primarily due to increased amounts of payroll, increased staffing and higher usage of various consulting services and ii) increase in stock compensation expense, due to timing of option awards and vesting, of approximately $34,000 from $916,000 in 2022 to $950,000 in 2023. In addition, we had increases in G&A for the year ended December 31, 2023, of approximately $498,000 principally from increased: professional fees $318,000, depreciation $238,000, general operating costs $251,000, insurance $126,000, technology related costs, including implementation of new ERP system $128,000 and separation expense of $375,000 for former officer. These were partially offset by lower public company costs and investor relations $818,000, travel $90,000 and patent fees $31,000.

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Interest expense (income)

Interest income, net of interest expense, was $138,118 for the year ended December 31, 2023, compared to interest expense of $1,320,416 for the year ended December 31, 2022. Interest improved, net by $1,458,534 due to a) interest earned on invested cash in 2023 of $138,118 as compared to $42,900 in 2022 and b) the decrease in interest expense and accreted interest of approximately $1,363,316 was primarily relating to the financing entered in December 2021which was repaid at the IPO closing with net proceeds.

FMV Adjustment for Derivatives

The value of the Note Warrants requires the Fair Market Value (“FMV”) to be remeasured at each reporting date while outstanding with recognition of the changes in fair value to other income or expense in the statement of operations and comprehensive loss. For the years ended December 31, 2023, and 2022 the Company recorded a $169,583 and $5,392,911 FMV gain adjustment respectively to reflect the decrease in the Note Warrants and Warrants liabilities issued. (See Notes 7, 8 and 10 to the Consolidated Financial Statements)

Liquidity and Capital Resources

At December 31, 2023, and 2022, we had a cash balance of $3,012,908 and $4,170,897, respectively. The Company has working capital of $1,145,569 as of December 31, 2023, vs working capital of $2,416,928, as of December 31, 2022. The decrease in our working capital, after net proceeds from offerings of $8,029,628, was primarily related to the use of cash of $9,205,577 in operations and investing in fixed assets purchased. The Company intends to finance its future development and commercialization activities and its working capital needs largely from the sale of equity securities and/or with additional funding from other traditional financing sources.

On April 13, 2022, we completed its IPO which was declared effective by the SEC, and the Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022 and which closed on April 19, 2022. The net proceeds from the IPO were approximately $14.2 million of which $5,778,750 was attributed to the warrant liability (See Notes 8 and 10 to the Consolidated Financial Statements).

On February 3, 2023, we completed a securities purchase agreement). On September 29, 2023, the Company completed two simultaneous offerings. (See Liquidity and Capital Resources as of March 31, 2024 below).

Cash Flows

Net Cash Used in Operating Activities

The Company used cash of $8,507,300 and $6,433,159 in operating activities for the year ended December 31, 2023 and 2022, respectively. The increase in cash used was principally due to the Company incurring additional G&A expenses, buildup of inventory partially offset by lower R&D activities as described above during year ended December 31, 2022.

Net Cash Used in Investing Activities

For the years ended December 31, 2023 and 2022, the Company used cash in investing activities of $698,277 and $3,117,916, respectively. In both years, cash was used to acquire or pay deposits for machinery and equipment of $698,277 and $542,662, respectively. In the year ended December 31, 2022, the Company used $2,365,576, for the acquisition of Safegard or related escrow payments.

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Net Cash Provided by Financing Activities

For the year ended December 31, 2023 and 2022, the Company provided cash from financing activities of $8,029,628 and $12,235,475, respectively. In the 2023 period, the cash provided was from the net proceeds from the Offerings in February and September 2023. In the 2022 period, the cash provided was primarily from the IPO net proceeds of $14,202,975, prior to the effect of recording the liability attributed to the warrants from the IPO, less the Notes repayment of $2,000,000.

Results of Operations – Nine Months Ended September 30, 2024 and 2023.

	2024	2023	Change	Change %
Research and development	$523,347	783,340	$(259,993)	-33%
General and administrative	5,257,015	6,425,154	(1,168,139)	-18%
Other expense (income)	1,046,593	(94,492)	1,141,085	-1,208%
FMV (gain) loss adjustment for warrants	(2,088,747)	(415,958)	(1,672,789)	402%
Foreign exchange loss	31,566	41,955	(10,389)	-25%
Net loss	$4,769,774	$6,739,999	$(1,970,225)	-29%

Revenue

The Company has not generated any significant syringe revenue to date.

Research and Development

For the nine months ended September 30, 2024, Research and Development (“R&D”) expenses decreased to $523,347 compared to $783,340 for the nine months ended September 30, 2023. The decrease of $259,993 was primarily due to a shift to increased manufacturing and reduced R&D activities in 2024 as compared to the 2023 period which amounted to lower expenses of $121,600, principally materials of $104,000. In addition, depreciation expense decreased $138,300.

General and Administrative

For the nine months ended September 30, 2024, General and Administrative (“G&A”) expenses were $5,257,015 as compared to $6,425,154 for the nine months ended September 30, 2023. The decrease of $1,168,139 was primarily attributable to: i) increases in payroll and consulting fees of $307,800 from $2,206,000 in 2023 to $2,514,502 in 2024, primarily due to compensation increases and additional consulting fees, ii) decrease in stock compensation expense, due to the timing of option awards, vesting and option valuations, of approximately $397,800 from $838,000 in 2023 to $441,200 in 2024, iii) decrease in public company and investor relations costs of $288,700 from $644,000 to $361,300 in 2024 primarily due to lower offering costs in the 2024 period and reduced investor relations activities. Further, we had decreases due to lower: a) marketing costs ($278,400) relating to promoting the Company, b) travel ($65,900), c) insurance costs ($87,000) and d) rent ($45,000) e) general operating costs ($85,300), f) computer costs ($13,600), g) patent maintenance and registration fees ($2,200) and a contract settlement of $375,000 in 2023. These decreases were partially offset by higher: a) professional fees ($68,000, b) board costs ($41,500) and c) depreciation ($53,500).

Other expense (income)

Other expense was $1,046,593 for the nine months ended September 30, 2024, compared to income of $(94,492) for nine months ended September 30, 2023. In 2024 and 2023 the Company generated interest income of $(28,689) and $(94,492), respectively. The interest income in each period was related to interest income earned from cash balances held in interest bearing accounts. In the second quarter of 2024, the Company’s initial syringe sale of $10,871, which approximated cost, was to a distributor in South America. The escrow deposit of $1M, relating to the Asset Purchase Agreement, was released to the Seller on July 19, 2024, under the terms of the agreement and recorded as a forfeited agreement cost (See Note 15 to the Unaudited Condensed Consolidated Financial Statements). In addition, in the third quarter of 2024, the Company recorded accreted interest expense of $75,192 in connection with the debt financing (See Note 7 to the Unaudited Condensed Consolidated Financial Statements).

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FMV Adjustment for Derivatives

Certain Warrants require the Fair Market Value (“FMV”) to be remeasured at each reporting date while outstanding with recognition of the changes in fair value to other income or expense in the consolidated statement of operations. For the nine months ended September 30, 2024 and 2023, the Company recorded a $2,088,747 and $415,958 FMV gain to reflect adjustments required for outstanding Warrants liabilities. (See Notes 8 and 9 to the Unaudited Condensed Consolidated Financial Statements)

Liquidity and Capital Resources

At September 30, 2024 and December 31, 2023, we had a cash balance of $2,473,197 and $3,012,908, respectively. The Company had working capital of $67,820 and $1,145,569 as of September 30, 2024 and December 31, 2023, respectively. The decrease in our working capital was primarily due to use of cash in operations and investing discussed below offset by net proceeds from the 2024 Regulation A Offering and Inducement Offerings in May and June 2024 and the net proceeds from the debt financing in September 2024 (See below and Notes 7 and 8 to the Unaudited Condensed Consolidated Financial Statements).

The Company continues to assess liquidity requirements and plans to continue to seek funding through equity offerings and/or debt financing opportunities.

On September 20, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) and a Senior Secured Note (the “Note”) for an aggregate principal amount of $4,375,000, including OID interest of $875,000 maturing on January 31, 2025, with certain purchasers (the “Purchasers”), and the issuance of approximately 259,091 (pre-reverse - 5,700,006) unregistered shares of the Company’s Common Stock. The aggregate gross proceeds to the Company were approximately $3.5 million, before deducting fees to the placement agent and other offering expenses payable by the Company of $514,700 and after an escrow deposit of $250,000 required until certain liens securitizing the Note are effected. Additionally, as part of the transaction for which the Note was issued, the Company agreed to grant the noteholders a first security interest in the property that the Hungary facility is located and on the facility itself. The security interest is in the form of a mortgage and is in the process of being filed and perfected in Hungary. The lien will stay outstanding until the note is repaid.

On May 31 and June 13, 2024, the Company entered into subscription agreements with certain institutional investors, pursuant to which the Company agreed to issue and sell to the investors 4,197,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share of the Company at a price of $0.38 and received gross proceeds to the Company of $1.6M before expenses to the placement agent and other offering expenses of $298,000 with net proceed, after reflecting par value, have been recorded in Additional Paid in Capital of $1,296, 922. The shares issued in the offering were offered at-the-market under Nasdaq rules and pursuant to the Company’s Form 1-A (the “Offering Statement”), initially filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended on May 21, 2024, and qualified on May 30, 2024.

On May 30, 2024, the Company offered warrant inducements (the “Inducement Agreement”) to certain warrant holders (the “Warrant Holders”) which references the warrants registered for sale under both the registration statements on Form S-1 (file No. 333-263715) and/or the registration statement on Form S-1 (File No. 333-275011) (collectively, the “Registration Statements”) for up to a total of 499,932 (pre reverse:10,998,524) warrants to purchase shares of the Company’s common stock, par value $0.0001 per share. Pursuant to the Inducement Agreement, the exercise price of the existing warrants was reduced from $14.08 (pre reverse: $0.64) per share to $7.26 (pre reverse: $0.33) per share. In addition, for each warrant that was exercised, as a result of the Inducement Agreement, the Company agreed to issue the Warrant Holders unregistered warrants with an exercise price of $9.90 (pre reverse: $0.45) per share (“Inducement Warrants”). In the aggregate, 260,799 (pre reverse:5,737,573) warrants were exercised as a result of the Inducement Agreement and accordingly, 260,799 Inducement Warrants were issued. The Company received gross proceeds of $1.9M before expenses to the placement agent and other expenses of $285,000. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $978,407 and with respect to the Inducement Warrants, a liability under ASC 815 was recorded in the amount of $693,064. Certain outstanding warrants, with an exercise price of $14.08 (pre reverse: $0.64), were reduced to $7.26 (pre reverse$0.33) based on anti-dilution terms in the respective warrant agreements.

On September 29, 2023, the Company completed two simultaneous offerings and received aggregate gross proceeds of approximately $5.6 million, before expenses to the placement agent and other offering expenses of $716,000.

a.	The first offering, the securities purchase agreement offering (the “Shelf Offering”) with institutional investors and the Company resulted in the Company receiving net proceeds from the Shelf Offering and the sale of pre-funded of approximately $2.5 million, includes the value of the pre-funded warrants recorded in APIC, net of $362,000 in fees relating to the placement agent and other offering expenses. The Shelf Offering was priced at the market under Nasdaq rules. In connection with the Shelf Offering, the Company issued 164,478 (pre reverse -3,618,521 shares of common at a purchase price of $14.08 per unit, adjusted to $7.26 (reverse effected) at May 30, 2024, based on anti-dilution terms in the warrants and 36,636 ( pre reverse -800,000) pre-funded warrants at $14.058 ( pre reverse -0.639) per pre-funded warrants. The exercise price of the pre-funded warrants will be $0.001 per share.

b.	The second offering, the securities purchase agreement offering (“Private Placement”) with institutional investors and the Company received net proceeds from the Private Placement of approximately $2.4 million, net of $354,000 in fees relating to the placement agent and other offering expense. In connection with the Private Placement, the Company issued: (i) 117,340 (pre reverse 2,581,479) PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) and (ii) PIPE Warrants (non-trading) to purchase 397,727 (pre reverse -8,750,003) shares of our common stock, at a combined purchase price of $23,63 (pre reverse-1.074) per unit (or $23.606 (pre reverse $1.073) per pre-funded unit). The PIPE Warrants have a term of five and one-half (5.5) years from the issuance date and are exercisable for one share of common stock at an exercise price of $14.08adjusted to $7.26 (reverse affected) at May 30, 2024, based on anti-dilution terms in the warrants. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $1.6 million and with respect to the PIPE Warrants recorded as a liability under ASC 815 of $985,204. On October 16, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Private Placement and on October 26, 2023 the S-1 went effective. (See Note 10).

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering of approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 102,206 (pre-reverse - 2,248,521) units at a purchase price of $$37.18 (pre-reverse - 1.69 per unit. Each unit consisted of one share of common stock and one non-tradable warrant (“Offering Warrants”) exercisable for one share of common stock at a price after effect of the October reverse split, of $34.32, adjusted to $14.08 at September 29, 2023 and to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants and a term of five years. The Offering Warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering and on April 14, 2023, an Amendment to the S-1 was filed and went effective. (See Note 10)

On April 13, 2022, the Company’s initial public offering (“IPO”) was declared effective by the SEC pursuant to which the Company issued and sold an aggregate of 170,454 ( pre reverse -3,750,000) units (“Units”), each consisting of one share of common stock and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $ 93.50 (pre reverse -$4.25) per share, adjusted to and with the effect of reverse split October 2024, $34.32 at February 3, 2023 and to $14.08 at September 29, 2023 and to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants, and a term of five years. In addition, the Company granted Aegis Capital Corp., as underwriter a 45-day over-allotment option to purchase up to 15% of the number of shares included in the units sold in the offering, and/or additional warrants equal to 15% of the number of Warrants included in the units sold in the offering, in each case solely to cover over-allotments, which the Aegis Capital Corp. partially exercised with respect to 51,136 ( pre reverse -1,125,000) warrants on April 19, 2022.

The Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022. The net proceeds from the IPO, prior to payments of certain listing and professional fees were approximately $14.2 million. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $9.0 million and with respect to the Warrants as a liability under ASC 815 of $5.2M. (See Note 10)

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Cash Flows

Net Cash Used in Operating Activities

The Company used cash of $5,172,135 and $6,144,937 in operating activities for the nine months ended September 30, 2024 and 2023, respectively. The decrease in cash used of $972,802 was principally due to lower operating expenses during the nine months ended September 30, 2024.

Net Cash Used in Investing Activities

For the nine months ended September 30, 2024 and 2023, the Company used cash in investing activities of $1,069,659 and $431,379, respectively. In both periods cash was used to acquire or pay deposits for fixed assets, equipment and software. In 2024, the cash used for acquiring or paying deposits for fixed assets equipment and software was $69,659 as compared to $431,379 in the 2023 period. In connection with the Asset Purchase agreement the Company paid a non-refundable deposit of $1M to be held in escrow under an agreeable escrow agreement as a deposit on the purchase price. Under the terms of the Asset Purchase Agreement, the escrow deposit was released to the Seller and the Company recorded a forfeited agreement cost in Other Expenses (See Note 14 to the Unaudited Condensed Consolidated Financial Statements).

Net Cash Provided by Financing Activities

For the nine months ended September 30, 2024 and 2023, the Company provided cash from financing activities of $5,707,946 and $8,029,628, respectively. In the 2023 period, cash was provided from the offerings completed in February and September 2023. In the 2024 period, cash was provided from the exercise of pre-funded warrants, net proceeds from the 2024 Regulation A Offering and Warrant Inducements and a debt financing arrangement during September 2024 (See Note 7 and 8 to the Unaudited Condensed Consolidated Financial Statements).

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Emerging Growth Company Status

We are an “emerging-growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the initial public offering; (ii) the first fiscal year after our annual gross revenue are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of the IPO is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time, we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Robert M. Hayes	Chief Executive Officer and Director	57	September 2021
Andrew R. Crescenzo	Chief Financial Officer	68	May 2019
Soren Bo Christiansen, MD	Chairman	68	April 2018
Paul K. Danner	Director	66	September 2021
Timothy J. Ruemler	Director	65	September 2021
Brenda Baird Simpson	Director	65	April 2022
Jason L. Monroe	Director	37	April 2022

Certain biographical information about each of these individuals is set forth below.

Executive Officers

Robert M. Hayes

Robert M. Hayes has been the Chief Executive Officer and director for Sharps Technology since September 2021. Before joining the Company, he served as Senior Director of Product Management and Innovation and other roles with Gerresheimer Pharmaceutical Glass from 2010 to 2021 where he led commercial sales and strategic partnerships with top global healthcare companies. He has over 25 years’ experience in the healthcare, medical device, and pharmaceutical manufacturing industry. Mr. Hayes received his Bachelor of Business Administration from University of Toledo. Mr. Hayes’ healthcare industry and product management experience qualify him to serve on our board of directors.

Andrew R. Crescenzo

Andrew R. Crescenzo, CPA has been Chief Financial Officer for Sharps Technology since May 2019 under a consulting agreement with CFO Consulting Partners LLP through September 30, 2022 and as an employee since October 1, 2022. Before joining the Company, Mr. Crescenzo served in various finance roles from 2006 to 2019 in biotech, manufacturing and distribution, including, CFO of United Metro Energy from 2014 to 2016; Senior VP of Finance of Enzo Biochem (NYSE:ENZ) from 2006 to 2014. Prior to 2006, he was an Executive Director from 2002 to 2006 and a Senior Manager from 1997 to 2002 at Grant Thornton LLP. Mr. Crescenzo is a Certified Public Accountant and received his Bachelor of Business Administration from Adelphi University.

Non-Executive Directors

Dr. Soren Bo Christiansen

Soren Bo Christiansen, Chairman of the Board for Sharps Technology, joined the team in April 2018 as a Board member, became Chairman of the Board in December 2018 (and has been co-Chairman since 2021), and was CEO from April 2019 until he stepped down in September 2021. Dr. Christiansen worked for Merck & Co. Inc. for 30 years in Denmark, USA and Switzerland. He was Sr. VP Merck Vaccines (head of the Global Commercial division), President Eastern Europe, Middle East & Africa and during the last four years of his career, he was President for Europe, Middle East, Africa and Canada. He holds a medical degree from University of Copenhagen Denmark. Dr. Christiansen’s medical and pharmaceutical knowledge and experience qualifies him to serve on our board of directors.

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Paul K. Danner

Paul K. Danner, a member of the Board of Directors and Chairperson of the Audit Committee, joined Sharps Technology in September 2021. Since 2013, Mr. Danner has been chief financial and administrative officer of PAY2DAY Solutions, Inc. dba Authvia, a FinTech software developer that provides merchants and consumers with a cloud-based CPaaS (Communications Platform as a Service) platform capable of providing end-to-end payment flows, billing, consumer management, payment analytics, and consumer insights. From 2016 to 2018, Mr. Danner was chief executive officer of Alliance MMA, Inc., which was a mixed martial arts organization offering promotional opportunities for aspiring mixed martial arts fighters. As a senior business leader, Mr. Danner has served three Nasdaq-listed companies as the senior corporate executive. Additionally, he has acquired extensive Board of Director expertise through six separate appointments totaling more than twenty-five years with three Nasdaq and OTCQB listed companies including Chairman, Corporate Secretary and Audit Committee assignments, as well as two development-stage ventures and one not-for-profit enterprise. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for 8 years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner earned a BS degree in Business Finance from Colorado State University, and he holds an MBA from the Strome College of Business at Old Dominion University. Mr. Danner’s executive and marketing experience qualify him to serve on our board of directors.

Timothy J. Ruemler

Timothy J. Ruemler, a member of the Board of Directors and Chairperson of the Nominating Committee, joined Sharps Technology in September 2021. He was division President SW Florida for Centex Homes from 1993 to 2007, where he was responsible for all aspects of the Real Estate division’s activities. Mr. Ruemler has been retired since 2007. While at Centex Homes, Mr. Ruemler also held the positions of Sales Manager, Construction Manager, Controller, and Assistant Controller for the Naples, Raleigh and Tampa divisions from 1986 until 1993. Prior to his career at Centex Homes, he held auditor positions. He holds a BS in Accounting from Indiana State University. Mr. Ruemler’s business operational experience qualify him to serve on our board of directors.

Brenda Baird Simpson

Brenda Baird Simpson has served on our board of directors in April 2022. Ms. Simpson has been senior vice president & chief nursing officer at Centura Health in Centennial, CO since 2021. She was system vice president & chief nursing executive at Northeast Georgia Health System from 2016 to 2021, and system senior vice president & chief nursing officer at CHI St. Vincent Health System in Little Rock, AR, from 2007 to 2016. Ms. Simpson received a DNP from the University of South Alabama, an MSN from the University of Tennessee, Knoxville, a BSN from Tennessee State University, Nashville, and an AND from the University of Tennessee, Martin. Ms. Simpson’s medical experience qualifies her to serve on our board of directors.

Jason L. Monroe

Jason L. Monroe has served on our board of directors in April 2022 and serves as Chairperson of the Compensation Committee. Mr. Monroe has been sales manager at CVS Health since 2016, and was a pharmacy manager at CVS Health from 2014 to 2015. He was Adjunct Professor for Pharmacy Technician program at Houston Community College from 2017 to 2019. Mr. Monroe received a PharmD from the Texas Southern University College of Pharmacy & Health Science and a BS from Prairie View A&M University. Mr. Monroe’s healthcare experience qualifies him to serve on our board of directors.

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Board Composition

Our board currently consists of six directors, Robert M. Hayes, Soren Bo Christiansen, Paul K. Danner, and Timothy J. Ruemler. Mr. Ruemler, Mr. Danner, Ms. Simpson and Mr. Monroe are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market.

Family Relationships

No family relationships exist between any of our officers or directors.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. A majority of our Board Are “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Committees of our Board of Directors

We have established an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing similar functions. We have an audit committee that consists of Paul Danner, Jason Monroe and Brenda Simpson, a compensation committee consists of Timothy Ruemler, Paul Danner, and Jason Monroe, and a nominating committee that consists of Timothy Ruemler, Jason Monroe, and Paul Danner.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) which applies to all of our directors, officers and employees. The full text of our Code will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this offering circular, and you should not consider information contained on our website to be part of this offering circular or in deciding whether to purchase our shares of common stock.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Unless otherwise specified, all dollar amounts in this section are in thousands except per share amounts and par values. All historical share and per-share amounts reflected throughout this section have been adjusted to reflect the Reverse Stock Split.

Summary Compensation Table

The table and discussion below present compensation information for the following executive officers, who constitute our Named Executive Officers (as defined in Item 402(m)(2) of Regulation S-K promulgated under the Securities Act:

●	Robert M. Hayes, Chief Executive Officer;
●	Alan R. Blackman, Former Chief Operating Officer and Co-Chairman of the Board terminated effective May 1, 2023; and
●	Andrew R. Crescenzo, Chief Financial Officer

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Robert M. Hayes(1)	2023	416,666	100,000	-	272,307	-	788,973
	2022	313,333	-	-	56,124	-	369,457

Alan R. Blackman (2)	2023	106,670	-	-	81,278	-	187,948
	2022	272,669	250,000	-	40,088	37,000	599,757

Andrew R. Crescenzo(3)	2023	225,000	-	-	20,629	11,232	258,861
	2022	146,250	-	-	12,026	-	158,276

(1)	Mr. Hayes was appointed our chief executive officer on September 15, 2021.
(2)	Reflects consulting fees and/or salary earned, including accrued and unpaid compensation of $91,667 and $ 2022. Other 2022 payments represent tax differential payments of $29,000 and expense allowance of $8,000.
(3)	Reflects 2022 compensation as employee from October 1, 2022 to December 31, 2022 and consulting fees paid by CFO Consulting Partners LLC from January 1, 2022 to September 30, 2022. Other payments in 2023 reflect reimbursement for medical insurance.
(4)	See Note 11 to the audited consolidated financial statements for assumptions used in valuation.

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Executive Employment Agreements

On November 10, 2023, the Company executed an Employment Agreement with Robert Hayes, its Chief Executive Officer amending the employment letter dated September 6, 2021. The agreement term automatically renews for successive one-year terms as of the commencement date unless prior written notice by either party within ninety days prior to end of the current term. The agreement provides for termination of employment and severance benefits under stated conditions and restrictive covenants. The agreement provides for annual compensation retroactive to June 1, 2023 of $600,000 from $400,000 and a stated increase with the successful acquisition of InjectEZ and other terms of the acquisition agreement (See Note 5). The agreement provides for bonus compensation for: (i) closing the Nephron acquisition agreement, (ii) long-term incentives for achieving revenue targets and market caps for the Company’s stock and (iii) other Company achievements. In addition, the agreement provides for benefits and paid time off.

We are party to an employment agreement, dated September 9, 2021, with Andrew R. Crescenzo, our chief financial officer. Under the agreement, we pay Mr. Crescenzo an annual salary of $225,000 and was awarded, a one-time $18,750 incentive payment upon the commencement of the Agreement. In 2021, Mr. Crescenzo, while serving as the Company’s CFO through a consulting arrangement with CFO Consulting Partners. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

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Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2023, for our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) that Vested	Market value of Shares or Units of Stock (#) that have not Vested

Robert M. Hayes	7,006	7,812	30.14	1/25/2028	-	-
	2,266	775	26.62	5/2/2027	-	-
	4,329	651	154.00	9/9/2026	-	-

Andrew R. Crescenzo	545	592	30.14	1/25/2028	-	-
	549	133	26.62	5/2/2027	-	-
	325	-	154.00	9/30/2026	-	-
	640	-	154.00	9/30/2026	-	-
	686	-	96.36	10/1/2025	-	-

Equity Incentive Plan

On January 24, 2023, the Company’s Board of Directors initially adopted the 2023 Equity Incentive Plan (the “2023 Plan”), to provide for the issuance of up to 63,636 (pre reverse -1,400,000) options and/or shares of restricted stock be available for issuance to officers, directors, employees and consultants. The 2023 Plan was subsequently updated to provide for the issuance of up to 159,090 (pre reverse -3,500,000) options and/or shares of restricted stock. The 2023 Plan was approved by shareholders at the annual meeting.

On March 28, 2022, the Company adopted the Sharps Technology, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to which up to an aggregate of 35,409 (pre reverse -779,000) shares of common stock are available for issuance. Awards under the 2022 Plan may include options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance share awards, or other equity-based awards, each as defined under the 2022 Plan.

During the year ended December 31, 2023, the Company granted five-year options (the “Options”) to purchase a total of:

a)	344,318 (pre reverse –975,000) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employees and consultants pursuant to the Company’s. 2022 and 2023 Equity Incentive Plans. The Options are exercisable at $30.17 ( pre reverse -$1.37) per share which was the closing price on January 25, 2023.
b)	4,090 ( pre reverse –90,000) shares of the Company’s Common Stock in connection with an employment or consulting agreements at the exercise price, representing the closing price on the grant date ranging from $18.04 to $28.60 (pre reverse - $0.82 to $1.30).

During the nine months ended September 30, 2024, the Company granted five-year options (the “Options”) to purchase a total of 63,409 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employees and consultants pursuant to the Company’s 2023 Equity Incentive Plan. The Options are exercisable at an average price of $6.27 per share which was based on the closing price on the respective grant dates.

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The following table sets forth compensation we paid to our directors during the year ended December 31, 2023 (excluding compensation under the Summary Compensation table above).

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)	($)	($)	($)
Timothy J. Ruemler (1)	30,000	-	73,141	-	103,141
Paul K. Danner (1,4)	70,000	-	73,141	-	143,141
Dr Soren Bo. Christiansen (2)	48,000	-	109,711	-	157,711
Brenda Baird Simpson (3)	24,000	-	73,141	-	97,141
Jason L. Monroe (3)	30,000	-	73,141	-	103,141

(1)	Appointed as Directors in September 2021
(2)	Served as CEO and Chairman of the Board through September 15, 2021. Effective September 16, 2021, served as Co-Chairman of the Board through May1, 2024 and then appointed Chairman
(3)	Appointed as Directors in April 2022
(4)	Non-director services performed

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the Nasdaq Capital Market under the symbol “STSS.”

Holders

As of November 12, 2024, there were approximately 106 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not paid any and have no present intention of paying any dividends on our capital stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. As a result, we anticipate that only appreciation of the price of our common stock, if any, will provide a return to investors for at least the foreseeable future.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 12, 2024, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than ten (10%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 1,797,795 (pre reverse split–39,551,469) shares of common stock outstanding as of November 12, 2024. In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of November 12, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of November 12, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Sharps Technology, Inc, 105 Maxess Road, Ste. 124, Melville, New York 11747.

			Percentage of
	Number of shares		common stock
Name and address of beneficial owner	of common stock	beneficially owned	beneficially owned
Directors and Executive Officers:
Robert M. Hayes (1)		27,081	1.5%
Andrew R. Crescenzo (2)		6,148	*
Dr. Soren Bo Christiansen (3)		26,367	1.5%
Paul K. Danner (4)		17,082	*
Timothy J. Ruemler (5)		69,879	3.5%
Brenda Baird Simpson (6)		7,827	*
Jason Monroe (7)		7,928	*
All Directors and Officers as a Group		156,343	8.70%

*	Less than 1%.

(1)	Represents 22,723 shares underlying options.

(2)	Includes 5,443 shares underlying options.

(3)	Includes 19,224 shares underlying options.

(4)	Includes 17,082 shares underlying options.

(5)	Includes 15,621 shares underlying options.

(6)	Includes 7,828 shares underlying options.

(7)	Includes 7,828 shares underlying options.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below and compensation arrangements, including employment, there have been no transactions since January 1, 2020, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

As of December 31, 2023 and 2022, accounts payable and accrued liabilities include $32,974 and $105,667, respectively, payable to officers and directors of the Company. At September 30, 2024, accounts payable and accrued liabilities includes $152,5005 payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

Policies and Procedures for Related Party Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this offering circular is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

In considering related-person transactions, our audit committee or another independent body of our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances.

The audit committee or other independent body of our board of directors will not approve any related party transaction unless it is on the same basis as an arms’ length transaction and approved by a majority of the disinterested directors.

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EXPERTS

The consolidated financial statements included in this offering statement as of December 31, 2023, and for the year ended December 31, 2023, has been included herein in reliance upon the report of PKF O’Connor Davies, LLP independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements included in this offering statement as of December 31, 2022, and for the year ended December 31, 2022, have been included herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

45

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. The Placement Agent is being represented by Kaufman & Canoles, P.C.

46

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be accessed at the SEC’s website http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

47

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Sharps Technology, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Sharps Technology, Inc. (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not generated revenue or cash flow from operations since inception, and does not have an established source of funding sufficient to cover its operating costs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since December 20, 2023.

New York, New York

March 28, 2024

PCAOB ID No. 127

* * * * *

PKF O’CONNOR DAVIES LLP

245 Park Avenue, New York, NY 10167 I Tel: 212.867.8000 or 212.286.2600 I Fax: 212.286.4080 I www.pkfod.com

PKF O’Connor Davies LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Sharps Technology Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Sharps Technology Inc. and its subsidiary (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

March 30, 2023

PCAOB ID:1524

We have served as the Company’s auditor since 2018.

F-3

SHARPS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

Assets:
Current Assets
Cash	$3,012,908	$4,170,897
Prepaid expenses and other current assets	116,508	66,749
Inventories, Net (Note 3)	1,709,135	185,804
Current Assets	4,838,551	4,423,450

Fixed Assets, net of accumulated depreciation (Notes 4 and 5)	6,822,142	7,004,890
Other Assets (Notes 5 and 6)	128,575	411,316
TOTAL ASSETS	$11,789,268	$11,839,656

Liabilities:
Current Liabilities
Accounts payable (Note 4)	$794,107	$543,226
Accrued expenses and other	476,090	311,458
Warrant liability (Notes 8 and 10)	2,422,785	1,151,838
Total Current Liabilities	3,692,982	2,006,522

Deferred Tax Liability (Note 12)	162,000	192,000
Total Liabilities	3,854,982	2,198,522

Commitments and Contingencies (Note 15)	-	-
Subsequent Events (Note 16)	-	-

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000, shares authorized; 15,274,457 shares issued and outstanding and (2022: 9,407,415)	1,528	941

Additional paid-in capital	32,489,950	24,733,306
Accumulated other comprehensive income	591,812	214,253
Accumulated deficit	(25,149,004)	(15,307,366)
Total Stockholders’ Equity	7,934,286	9,641,134
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,789,268	$11,839,656

The accompanying notes are an integral part of these financial statements.

F-4

SHARPS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

Revenue, net	$-	$-

Operating expenses:
Research and development (Note 5)	1,605,547	2,280,933
General and administrative	8,521,103	6,457,860
Total operating expenses	(10,126,650)	(8,738,793)
Loss from operations	(10,126,650)	(8,738,793)

Other income (expense)
Interest income (expense)	138,118	(1,320,416)
FMV adjustment on contingent stock & warrants	169,583	5,392,911
Foreign currency and other	(52,689)	26,636
Net loss Before Provision for Taxes	$(9,871,638)	$(4,639,662)
Deferred Tax Benefit	30,000	-
Net Loss	(9,841,638)	(4,639,662)
Net loss per share, basic and diluted	$(0.76)	$(0.57)
Weighted average shares used to compute net loss per share, basic and diluted	13,032,717	8,100,410

The accompanying notes are an integral part of these financial statements.

F-5

SHARPS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022
Net loss	$(9,841,638)	$(4,639,662)

Other comprehensive income:

Foreign currency translation adjustments	377,559	214,253

Comprehensive loss	$(9,464,079)	$(4,425,409)

The accompanying notes are an integral part of these financial statements.

F-6

SHARPS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock			Common Stock		Common Stock Subscription	Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount		Shares	Amount	Receivable	Capital	Income	Deficit	Equity

Balance – December 31, 2021	1		$-	5,187,062	$519	$(32,500)	$13,835,882	$-	$(10,667,704)	$3,136,197

Net loss for the year ended December 31, 2022	-		-	-	-	-	-	-	(4,639,662)	(4,639,662)

Shares issued in Initial Public Offering	-			3,750,000	375	-	8,974,282	-	-	8,974,657
Issuance of shares for contingent stock liability	-			235,294	24	-	495,976	-	-	496,000
Share-based compensation charges	-		-	-	-	-	1,136,638	-	-	1,136,638
Fractional share adjustment	-		-	59	-	-	-	-	-	-
Issuance of common stock for services	-		-	235,000	23	-	290,528	-	-	290,551
Foreign currency translation	-		-	-	-	-	-	214,253	-	214,253
Collection of stock subscription	-		-	-	-	32,500	-	-	-	32,500
Balance – December 31, 2022	1		$-	9,407,415	941	$-	$24,733,306	$214,253	$(15,307,366)	$9,641,134

Net loss for the year ended December 31, 2023									(9,841,638)	(9,841,638)

Share-based compensation charges							963,023			963,023

Shares issued in Offering				2,248,521	225		2,783,160			2,783,385
Shelf Registration Offering – see Note 8				3,618,521	362		2,457,642			2,458,004
Private Placement Offering – see Note 8							1,552,819			1,552,819
Foreign currency translation								377,559		377,559

Balance – December 31, 2023	1	$		15,274,457	1,528	$	$32,489,950	$591,812	$(25,149,004)	$7,934,286

The accompanying notes are an integral part of these financial statements.

F-7

SHARPS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,841,638)	$(4,639,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	882,177	654,572
Stock-based compensation	963,023	1,012,592
Issuance of common stock for services	-	290,551
Accretion of debt discount	-	1,299,985
FMV for adjustment for contingent stock	-	(181,000)
FMV adjustment for Contingent warrants and warrants	(169,583)	(5,211,911)
Fixed asset impairment	560,000	-
Deferred tax benefit	(30,000)	-
IPO issuance costs relating to warrants	205,112	550,433
Foreign exchange loss	44,463	496
Changes in operating assets
Prepaid expenses	(82,169)	(58,754)
Inventory	(1,441,462)	(34,109)
Other assets	(12,735)	(12,000)
Accounts payable and accrued liabilities	415,512	(104,352)
Net cash used in operating activities	(8,507,300)	(6,433,159)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits paid on fixed assets and components	-	(209,678)
Purchase of fixed assets	(698,277)	(542,662)
Asset acquisition	-	(2,365,576)
Net cash used in investing activities	(698,277)	(3,117,916)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from Initial Public Offering and additional offerings	8,029,628	14,202,975
Repayment of note payable	-	(2,000,000)
Proceeds from subscriptions receivable	-	32,500
Net cash provided by financing activities	8,029,628	12,235,475

Effect of exchange rate changes on cash	17,960	7,331

NET INCREASE (DECREASE) IN CASH	(1,157,989)	2,691,731
CASH — BEGINNING OF YEAR	4,170,897	1,479,166
CASH — END OF YEAR	$3,012,908	$4,170,897

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$47,111
Cash paid for taxes	$-	$-

Non-cash investing and financing activity:
FMV for Common stock issued for contingent shares	$-	$496,000
FMV for Warrants issued for contingent warrants	$-	$554,312
Common stock issued and vested stock options for fixed assets acquired	$-	$63,612
Common stock issued and vested stock options issued as consideration for acquisition	$-	$60,435

The accompanying notes are an integral part of these financial statements.

F-8

SHARPS TECHNOLOGY, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 1. Description of Business

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying consolidated financial statements include the accounts of Sharps Technology, Inc. and its wholly owned subsidiaries, Safegard Medical (Hungary) KFT, collectively referred to as the “Company.” All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022 (See Note 8).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) and are expressed in U.S. dollars.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue or cash flow from operations since inception. As of December 31, 2023, the Company used cash in operations of $8,507,300 and has cash of $3,012,908 which is not sufficient to fund the Company’s planned operations for the next 12 months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or commercialize its products into a profitable business. The Company intends to finance its future development and commercialization activities and its working capital needs largely from the sale of equity securities and/or with additional funding from other traditional financing sources until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As of December 31, 2023, the most significant estimates relate to derivative liabilities and stock-based compensation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. At December 31, 2023 and 2022, the Company had no cash equivalents.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At December 31, 2023 and 2022, inventory is comprised of raw materials, components and finished goods.

F-9

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

The Company’s outstanding warrants are fair valued on a recurring basis with the trading price or FMV using Black Sholes which could cause fluctuations in operating results at the reporting periods.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of land, building, machinery and equipment, molds, computer system and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Building – 20 years, Machinery and Equipment – 3 -10 years and Computer systems and Website – 3 years. The expected life for Molds is based lesser of the number of parts that will be produced based on the expected mold capability or 5 years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

The Company recorded an impairment of $560,000 during the year ended December 31, 2023 and no impairment during the year ended December 31, 2022.

F-10

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Purchased Identified Intangible Assets

Identified Intangible Assets

The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives of 5 years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of finite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. For restricted stock awards, the estimated fair value is generally the fair market value of the underlying stock on the grant date. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

F-11

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 480”), Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

At their issuance date and as of December 31, 2023, certain warrants (see Notes 8 and 10) are accounted for as liabilities as these instruments did not meet all of the requirements for equity classification under ASC 815-40 based on the terms of the aforementioned warrants. The resulting warrant liabilities are re-measured at each balance sheet date until their exercise or expiration, and any change in fair value is recognized in the Company’s consolidated statements of operations.

Foreign Currency Translation/Transactions

The Company has determined that the functional currency for its foreign subsidiary is the local currency. For financial reporting purposes, assets and liabilities denominated in foreign currencies are translated at current exchange rates and profit and loss accounts are translated at weighted average exchange rates. Resulting translation gains and losses are included as a separate component of stockholders’ equity as accumulated other comprehensive income or loss. Gains or losses resulting from transactions entered into in other than the functional currency are recorded as foreign exchange gains and losses in the consolidated statements of operations.

Comprehensive income (loss)

Comprehensive income (loss) consists of the Company’s consolidated net loss and foreign currency translation adjustments related to its subsidiary. Foreign currency translation adjustments included in comprehensive loss were not tax effected as the Company has a full valuation allowance at December 31, 2023 and 2022. Accumulated other comprehensive income (loss) is a separate component of stockholders’ equity and consists of the cumulative foreign currency translation adjustments.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Basic EPS includes the 3,381,479 of pre-funded warrants (see Note 8). Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2023, there were 22,950,155 stock options and warrants that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

F-12

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

The provision for income taxes was comprised of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recognized when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Gain contingencies are evaluated and not recognized until the gain is realizable or realized.

Recent Accounting Pronouncements

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and does not expect the adoption of this amended guidance to have a material impact on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new guidance requires disaggregated information about the effective tax rate reconciliation and additional information on taxes paid that meet a quantitative threshold. The new guidance is effective for public companies for annual reporting periods beginning after December 15, 2024, and for non-public companies for annual reporting periods beginning after December 15, 2025, with early adoption permitted for both. The Company will adopt the new standard in the annual reporting period beginning after December 15, 2025 and is currently evaluating the impacts of the new guidance on its disclosures within the consolidated financial statements.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the consolidated financial statements.

The Company reviewed all other recently issued accounting pronouncements and have concluded they are not applicable or not expected to be significant to the accounting for our operations.

F-13

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 3. Inventories

Inventories, net consisted of the following at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Raw materials	$254,461	$106,088
Work in process	170,464	49,144
Finished goods	1,284,210	30,572
Total	$1,709,135	$185,804

Note 4. Fixed Assets

Fixed asset, net, as of December 31, 2023 and 2022, are summarized as follows:

	December 31, 2023	December 31, 2022

Land	$260,460	$242,240
Building	3,022,490	2,824,481
Machinery and Equipment	4,464,317	4,601,293
Computer and Website	290,661	16,600
	8,037,928	7,684,614
Less: accumulated depreciation	(1,215,786)	(679,724)
Fixed asset, net	$6,822,142	$7,004,890

Depreciation expense of fixed assets for the year ended December 31, 2023 and 2022 was $876,064 and $647,690, respectively. Substantially, all of the Company’s fixed assets are located at the Company’s Hungary location.

In the fourth quarter of 2023, the Company recorded, in Research and Development expenses, an asset impairment of $560,000 relating to Molds, which were included in Machinery and Equipment, due to a decision to discontinue usage of certain molds.

During the year ended December 2022, the Company recorded $63,612 in fixed asset costs relating to the estimated fair market value for options granted in 2021 for the acquired machinery. As of December 31, 2023, the Company has $100,000 in remaining payments for machinery purchased, which is included in accounts payable.

Note 5. Asset Acquisition

In June 2020, the Company entered into a Share Purchase Agreement (“Agreement”) with Safegard Medical (“Safegard”) and amendments to the Agreement, collectively, the Agreements, to purchase either the stock or certain assets of a manufacturing facility for $2.5M in cash, plus additional consideration of 28,571 shares of common stock with an estimated fair market value of $7.00, 35,714 stock options with an exercise price of $7.00 and 50,000 stock options with an exercise price of $4.25. The purchase price includes the fair market value of the common stock of $200,000 and the vested options of $183,135. The Agreements provided the Company various periods for due diligence and post due diligence, requirements for escrow payments through the closing date (“Closing Date”).

Through the Closing Date, the Agreements provided the Company with the exclusive use of the facility in exchange for payment of the facility’s operating costs. The monthly fee (“Operating Costs”), which primarily covered the facility’s operating costs, was mainly comprised of the seller’s workforce costs, materials and other recurring monthly operating cost.

During the year ended December 31, 2022, the Company had remitted $594,000, respectively for the aforementioned Operating Costs. The remittance of operating costs was discontinued after the Closing Date. These costs were included in research and development expense in the consolidated statement of operations as the activities at the facility in 2022 were related to design and testing of the Company’s products.

F-14

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 5. Asset Acquisition (continued)

The acquisition of Safegard, which closed on July 6, 2022, did not meet the definition of a business pursuant to ASC 805-10, and accordingly was accounted for as an asset acquisition in accordance with ASC 805-50. The cost of the acquisition was $2,936,712, including transaction costs of $53,576, with the allocation to the assets acquired on a relative fair value basis. The intangibles relate to permits and a limited workforce acquired. Under ASC 805-50, no goodwill is recognized. The operating results for Safegard are included in the consolidated balance sheet and consolidated statements of operations for the period beginning after the closing on July 6, 2022.

The relative fair value of the assets acquired and related deferred tax liability is as follows:

Land	$226,000
Building and affixed assets	2,684,000
Machinery	158,000
Inventory	32,000
Intangibles	64,712
Deferred tax liability	(192,000)

Total	$2,936,712

The useful lives for the acquired assets is Building - 20 years; Machinery – 5 to 10 years; Intangibles – 5 years. The related depreciation and amortization is being recorded on a straight-line basis.

Note 6. Other Assets

Other assets as of December 31, 2023 and 2022 are summarized as follows:

	December 31,	December 31,
	2023	2022

Intangibles, net	$52,513	$62,480
Deposits or advance payments on machinery, molds and components (see Note 15)	-	336,466
Other	76,062	12,370
	$128,575	$411,316

Intangibles are related to the Asset Acquisition (see Note 5) and consist of an acquired workforce and permits. Amortization for the year ended December 31, 2023 was $15,184.

Note 7. Note Purchase Agreement

On December 14, 2021, the Company entered into a Note Purchase Agreement (“NPA”) with three unrelated third-party purchasers (“Purchasers”). The Purchasers provided financing to the Company in the form of bridge financing, aggregating principal of $2,000,000 (the “Notes”). The principal under the Notes shall be payable on the earlier of (i) December 14, 2022, and (ii) the date on which the Company consummates an initial public offering (“IPO”), herein referred to as the “Maturity Date”. The Notes bore interest at 8% with interest payments due monthly. The Company and the Purchasers had entered into a Security Agreement whereby the Notes were collateralized by substantially all the assets of the Company, both tangible and intangible both currently owned with stated exclusions, as defined, and any future acquired with stated exclusions, as defined.

F-15

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 7. Note Purchase Agreement (continued)

The NPA provided for covenants that until all of the Notes have been converted, exchanged, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its subsidiaries without the prior written consent of the Purchasers: a) incur or guarantee any new debt, b) issue any securities that would cause a breach or default under the NPA, c) incur any liens other than permitted, d) redeem or repurchase shares, e) declare or pay any cash dividend or distribution, e) sell, lease or dispose of assets other than in the ordinary course of business, or f) engage in different line of business.

As additional consideration to the Purchasers for providing the financing, the Company also agreed to a) issue each Purchaser a number of shares of the Company’s Common Stock equal to 50% of the original principal amount of each Purchaser’s Note (the “Contingent Stock”) and b) issue each Purchaser a number of warrants, which would allow the Purchasers to purchase additional shares of the Company’s Common Stock, equal to 50% of the original principal amount each Purchaser’s Note for a term of 5.0 years (the “Contingent Warrants”).

For both the Contingent Stock and the Contingent Warrants, the number of shares and warrants that each Purchaser will be issued was unknown at the time of the NPA and was determined based on a formula of 50% of the original principal amount divided by a “Subsequent Offering Price” based on the valuation in a future offering of Common stock or other equity interest in the Company (such offering referred to as a “Consummated Offering”) during the period beginning on December 14, 2021 through and including the date the Company consummates an initial public offering (“IPO”) (such period referred to as the “Subsequent Offering Period”).

In accordance with ASC 480-10-25-14, a fixed monetary amount exists at inception for the total value of Contingent Stock that may be issued to each Purchaser. The Contingent Stock is not considered outstanding at inception, as it will only be issued upon the consummation of a Consummated Offering, and accordingly, is a conditional obligation. As such the fair market value (“FMV”) of the Contingent Stock at inception was $677,000, which was recorded as debt discount. Similarly, a fixed monetary amount further exists at inception for the total value of Contingent Warrants that may be issued to each Purchaser. Accordingly, a conditional obligation exists and as such the FMV of Contingent Warrants at inception was $585,000, which was recorded as debt discount. The Company incurred $197,500 of debt issuance costs associated with the NPA. The debt issuance costs were allocated between the Notes, Contingent Stock and Contingent Warrants in a manner that was consistent with the allocation of the proceeds of the Notes. The portion of the debt issuance costs which were allocated to the Contingent Stock and Contingent Warrants, which was $124,460, was expensed during the year ended December 31, 2021. The debt issuance costs allocated to the Notes were recorded as a debt discount.

The Contingent Stock and Contingent Warrant liabilities were measured at FMV on the date of issuance (based on the Black-Scholes valuation model).

At inception, the Notes were recorded at the net amount of approximately $665,000, after adjusting for debt discounts of approximately $1,335,000 relating to the debt issuance costs, Contingent Stock and Contingent Warrants. Management calculates the effective interest rate (“EIR”) to consider the potential repayment at redemption date by reference to the face value amount after taking into account the stated 8% interest rate. In 2022, through the repayment date, the Company recorded interest expense of $39,111 and accreted interest of $1,299,895 and repaid the $2,000,000 in Notes with proceeds from the IPO that closed on April 19, 2022.

The value of the Contingent Stock and Contingent Warrants is required to be re-measured at FMV at each reporting date, using either the Black-Scholes valuation model or other valuation method, if deemed more appropriate, with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480, Debt and Equity. On April 19, 2022, the Company issued 235,295 shares of Common Stock to settle the Contingent Stock liability, re-measured the liability at its estimated FMV based on the stock’s trading price and reclassified $496,000 to Common Stock Par Value and Additional Paid in Capital.

In connection with the closing of the IPO, 235,295 warrants were issued to settle the Contingent Warrant liability (“Note Warrants”) with an exercise price of $4.25 adjusted to $0.64 at September 29, 2023, based on anti-dilution terms in the warrants. The terms of the Note Warrants continue to require classification as a liability under ASC 815 with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480 Debt and Equity. (See Notes 8 and 10)

F-16

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 8. Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective, April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) each 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

Common Stock

On September 29, 2023, the Company completed two simultaneous offerings and received aggregate gross proceeds of approximately $5.6 million, before expenses to the placement agent and other offering expenses of $716,000.

a.	The first offering, the securities purchase agreement offering (the “Shelf Offering”) with institutional investors and the Company resulted in the Company receiving net proceeds from the Shelf Offering and the sale of pre-funded warrants of approximately $2.5 million, includes the value of the pre-funded warrants recorded in Additional Paid in Capital, net of $362,000 in fees relating to the placement agent and other offering expenses. The Shelf Offering was priced at the market under Nasdaq rules. In connection with the Shelf Offering, the Company issued 3,618,521 shares of common at a purchase price of $0.64 per unit and 800,000 pre-funded warrants at $0.639 per pre-funded warrants. The exercise price of the pre-funded warrants will be $0.001 per share.

b.	The second offering, the securities purchase agreement offering (“Private Placement”) with institutional investors and the Company received net proceeds from the Private Placement of approximately $2.4 million, net of $354,000 in fees relating to the placement agent and other offering expenses. In connection with the Private Placement, the Company issued: (i) 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) and (ii) PIPE Warrants (non-trading) to purchase 8,750,003 shares of our common stock, at a combined purchase price of $1.074 per unit (or $1.073 per pre-funded unit). The PIPE Warrants have a term of five and one-half (5.5) years from the issuance date and are exercisable for one share of common stock at an exercise price of $0.64. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $1.6 million and with respect to the PIPE Warrants recorded as a liability under ASC 815 of $985,204. On October 16, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Private Placement and on October 26, 2023 the S-1 went effective. At December 31, 2023, the warrant liability is $1,036,875. (See Notes 8 and 10).

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $1.56, adjusted to $0.64 at September 29, 2023, based on anti-dilution terms in the warrants. The warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering.

On April 13, 2022, the Company’s initial public offering (“IPO”) was declared effective by the SEC pursuant to which the Company issued and sold an aggregate of 3,750,000 units (“Units”), each consisting of one share of common stock and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $4.25 per share and a term of five years. In addition, the Company granted Aegis Capital Corp., as underwriter a 45-day over-allotment option to purchase up to 15% of the number of shares included in the units sold in the offering, and/or additional warrants equal to 15% of the number of Warrants included in the units sold in the offering, in each case solely to cover over-allotments, which the Aegis Capital Corp. partially exercised with respect to 1,125,000 warrants on April 19, 2022.

F-17

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 8. Stockholders’ Equity (continued)

The Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022. The net proceeds from the IPO, prior to payments of certain listing and professional fees were approximately $14.2 million. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $9.0 million and with respect to the Warrants as a liability under ASC 815 of $5.2M. (See Note 10)

During the year ended December 31, 2022, the Company issued 235,000 shares of common stock at the trading stock price in connection with services provided to the Company and recorded a charge of $290,551, In addition, the Company issued 235,295 common shares relating to the Note Purchase agreement. (See Note 7)

Warrants

a) In connection with a one-year advisory services arrangement entered into in April 2023, the Company issued 495,000 warrants during the year ended December 31, 2023 at an exercise price of $1.56. The warrants have a three-year term and were fully vested on issuance. The FMV of the warrants recorded for the year end ended December 31, 2023 was $42,915 as computed using the Black Sholes valuation model. The assumptions for the year ended December 31, 2023 were: a) expected term – 3 years, b) expected volatility – 24.49% to 44.83%, c) risk free rate- 3.58% to 4.67.% and d) dividend rate – 0%.

b) In connection with the Private Placement in September 2023, the Company issued 8,750,003 non-trading PIPE Warrants as a component of the Unit as noted in Common Stock above. The PIPE Warrants were recorded at the FMV, computed using the Black Sholes valuation method. The PIPE Warrant’s liability requires remeasurement at each reporting period. The PIPE Warrants are classified as a liability based on ASC 815. At the issuance date and December 31, 2023, the liability was $985,204 and $1,036,875, respectively and for the year ended December 31, 2023 a FMV loss adjustment of $51,671 was recorded (See Note 10).

c) In connection with the Offering in February 2023, the Company issued 2,248,521 non-trading warrants Offering Warrants as a component of the Unit as noted in Common Stock above. The Offering Warrant’s liability requires remeasurement at each reporting period. The Offering Warrants were recorded at the FMV, computed using the Black Sholes valuation method. The Offering Warrants are classified as a liability based on ASC 815. At the issuance date and at December 31, 2023 the liability was $455,326 and $234,072, respectively. During the year ended December 31, 2023, the Company recorded a FMV gain adjustment of $221,254. (See Note 10).

d) In connection with the IPO in April 2022, the Company issued 7,500,000 warrants (Trading Warrants) as a component of the Units and 1,125,000 warrants to the underwriter (Overallotment Warrants), as noted in Common Stock above. The Trading and Overallotment Warrants were recorded at the FMV, being the trading price of the warrants, on the IPO effective date and the Warrants are classified as a Liability based on ASC 815. The Warrant liability requires remeasurement at each reporting period. At December 31, 2023 and 2022, the liability was $1,121,250. During years ended December 31, 2023 and 2022, the Company recorded a FMV loss (gain) adjustment of $0 and $(4,784,559), respectively (See Note 10).

F-18

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 8. Stockholders’ Equity (continued)

e) The Company has issued 235,295 Warrants (“Note Warrants”) to the Purchasers of the Notes on April 19, 2022. The Note Warrants have an exercise price of $4.25 and a term of five years. At December 31,2023 and 2022, the liability was $30,588. During the years ended December 31, 2023 and 2022, the Company recorded a FMV loss (gain) of $0 and ($127,059), respectively. (See Note 10)

f) The underwriter received 187,500 warrants in connection with the IPO for a nominal cost of $11,250. The Warrants have an exercise price of $5.32 and are exercisable after October 9, 2022. The FMV at the date of issuance was $228,750 computed using the Black Sholes valuation model with the following assumptions: a) volatility of 93.47%, five-year term, risk free interest rate 2.77% and 0% dividend rate. These warrants were recorded in Equity at the estimated FMV and classified as additional issuance costs.

Note 9. Preferred Stock

In February 2018, the Company Board of Directors issued one share of Series A Preferred Stock to Alan Blackman, the Company’s co-founder and Director. The Series A Preferred Stock entitles the holder to vote on any matters related to the election of directors and was reduced from 50.1% at December 31, 2022 to 29.5%, effective with the IPO. The Series A Preferred Stock has no right to dividends, or distributions in the event of a liquidation and is not convertible into common stock. In the event the Company is sold during the two-year period following completion of IPO at a price per share of more than 500% of the initial offering price per Unit in the IPO, the Series A Preferred Stock, as in effect upon completion of the IPO, will entitle the holder to 10% of the total purchase price. (See Note 15)

Note 10. Warrant Liability

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented as a Warrant liability in the accompanying consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations, The non-trading warrants, related to the February 2023 and September 2023 offerings, are valued using the Black-Scholes pricing model. The assumptions for the year ended December 31, 2023 were as follows: (See Notes 7 and 8)

Year Ended December 31, 2023
Expected term (years)	4.10 to 5.50
Expected volatility	45.30% to 70.44%
Risk-free interest rate	3.53% to 4.54%
Dividend rate	0%

The Warrant liability at December 31, 2023 and 2022 was as follows:

	2023	2022
Trading and Overallotment Warrants	$1,121,250	1,121,250
Note Warrants	30,588	30,588
Offering Warrants – February 2023	234,072	-
Offering Warrants – September 2023	1,036,875	-
Total Warrant Liability	$2,422,785	1,151,838

The Warrants outstanding at December 31, 2023 and 2022 were as follows:

	December 31, 2023	December 31, 2022

Trading and Overallotment Warrants	8,812,500	8,812,500
Note Warrants	235,294	235,294
Offering Warrants – February 2023	2,248,521	-
Offering Warrants – September 2023	8,750,003	-
Warrants issued for services arrangement	495,000	-
Total Warrants Outstanding	20,541,318	9,047,794

F-19

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 10. Warrant Liability (continued)

For the years ended December 31, 2023 and 2022 the FMV loss (gain) adjustment, which is reflected in the FMV adjustment on Warrants in the Consolidated Statements of Operations was ($169,583) and ($4,784,559), respectively.

Note 11. Stock Options

On January 24, 2023, the Company’s Board of Directors initially adopted the 2023 Equity Incentive Plan (the “2023 Plan”), to provide for the issuance of up to 1,400,000 options and/or shares of restricted stock be available for issuance to officers, directors, employees and consultants. The 2023 Plan was subsequently updated to provide for the issuance of up to 3,500,000 options and/or shares of restricted stock. The 2023 Plan was approved by shareholders at the annual meeting

A summary of options granted and outstanding is presented below.

	2023		2022
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at Beginning of year	1,358,122	$4.37	1,137,479	$5.18
Granted	1,065,000	1.35	367,500	1.63
Cancelled			(3,571)	(4.38)
Forfeited	(14,286)	$1.75	(143,286)	$(3.77)

Outstanding at end of year	2,408,836	$3.03	1,358,122	$4.37

Exercisable at end of year	1,881,327	$3.47	1,132,861	$4.59

1)	During the year ended December 31, 2023, the Company granted five-year options (the “Options”) to purchase a total of:

a)	975,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employees and consultants pursuant to the Company’s. 2022 and 2023 Equity Incentive Plans. The Options are exercisable at $1.37 per share which was the closing price on January 25, 2023.
b)	90,000 shares of the Company’s Common Stock in connection with an employment or consulting agreements at the exercise price, representing the closing price on the grant date ranging from $0.82 to $1.30.

During the year ended December 31, 2023, 660,000 Options have been granted under the 2023 Equity Incentive Plan and the remaining 405,000 Options were issued under the 2022 Equity Incentive Plan. At December 31, 2023, 1,748,836 Options are outstanding under the 2022 Equity Incentive Plan.

During the years ended December 31, 2023 and 2022, the estimated weighted-average grant-date fair value of options granted was $.80 per share and $1.63 per share, respectively. As of December 31, 2023 and 2022, there was $498,454 and $475,097, respectively, of unrecognized stock-based compensation related to unvested stock options with a weighted average fair value of $.94 and $2.05 per share, respectively, which is expected to be recognized over a weighted-average period sixteen months as of December 31, 2023.

The following table summarizes information about options outstanding at December 31, 2023:

Exercise Prices	Options Outstanding	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life	Options Exercisable	Aggregate Intrinsic Value on Exercisable Shares

$.82 to .92	40,000	-	4.58	18,794	-
$1.21	307,500	-	3.42	240,386	-
$1.30	50,000	-	4.21	43,750	-
$1.37	975,000	-	4.17	561,719	-
$1.75	54,285	-	2.25	54,285	-
$2.80	141,429	-	2.25	141,429	-
$1.39	10,000	-	3.75	10,000	-
$4.25	50,000	-	3.75	50,000	-
$4.38	244,286	-	1.25	244,286	-
$7.00	536,335	-	2.00	516,679	-

At December 31,2023, the stock options outstanding and the options exercisable have exercise prices that exceed the stock market price at December 31, 2023 and as such no intrinsic value exist. Intrinsic value is defined as the difference between the exercise price of the options and the market price of the Company’s common stock.

F-20

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 11. Stock Options (continued)

In 2023 and 2022, the Company recognized stock-based compensation expense of $920,108, of which $906,745 and $13,363 was recorded in general and administrative and research and development expenses, respectively and $1,012,592, of which $915,797 and $96,795 was recorded in general and administrative and research and development expenses, respectively. Further, in 2022, the Company recorded stock-based charges of $63,612 relating to purchase of machinery (See Note 4) and $60,435 relating to an Acquisition. (See Note 5.)

The fair value of stock option awards accounted for under ASC 718 was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Expected term (years)	2.88 to 3.25	2.50 to 3.00
Expected volatility	75.40% to 89.93%	100.81% to 110.74%
Risk-free interest rate	3.71% to 4.27%	2.90% to 3.47%
Dividend rate	0%	0%

Note 12. Income Taxes

A reconciliation of the Federal statutory rate of 21% and 28% in the years ended December 31, 2023 and 2022, respectively to the total effective rate applicable to income (loss) is as follows:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022

Expected benefit at statutory federal tax rate	$(2,073,230)	$(974,329)
Permanent differences – net	(35,469)	(859,515)
State and local taxes, net of federal tax benefit	-	(265,607)
Other	(24,569)	(21,965)
Change in valuation allowance	2,103,268	2,121,416
Income tax expense (benefit)	$(30,000)	$-

The components of the Company’s deferred tax assets (liabilities) are as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Deferred tax assets (liabilities):
Fixed assets	$(281,073)	$(268,594)
Interest	35,178	62,310
Research and development expenses	400,810	454,942
Stock-based compensation	895,509	917,351
Charitable Contributions	420
Net operating losses - federal	4,456,242	2,898,411
Net operating losses – state and local	543,264	921,350
Net operating losses - foreign	233,114	37,686
Research credit	28,985	28,985
Less valuation allowance	(6,474,449)	(5,244,441)
Net deferred tax liability	$(162,000)	$(192,000)

F-21

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 12. Income Taxes (continued)

The authoritative guidance requires the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

The guidance also requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which the company operates, length of carryback and carryforward periods and existing contracts that will result in future profits. After reviewing all the evidence, the company has recorded a full valuation allowance.

As of December 31, 2023, the Company had U.S. federal net operating loss carryforwards of approximately $21,222,000 of which $241,000, if not fully utilized, expires by 2038 and which $20,981,000 do not expire. The Company has foreign net operating loss carryforwards of $2,590,000, if not fully utilized, expire through 2028. Utilization is dependent on generating sufficient taxable income prior to expiration of the tax loss carryforwards.

The geographical components of loss before income taxes consisted of the following for the years ended December 31:

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022

United Stated Operations	$(8,173,807)	$(3,978,832)
International Operations	(1,667,831)	(660,830)
(Loss) Income before taxes	(9,871,638)	(4,639,662)

Note 13. Related Party Transactions and Balances

As of December 31, 2023 and 2022, accounts payable and accrued liabilities include $32,974 and $105,667, respectively, payable to officers, and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand (See Note 15).

Note 14. Fair Value Measurements

The Company’s financial instruments include cash, accounts payable, notes payable, contingent stock and warrant liability and warrant liability. Cash, contingent stock liability, contingent warrant liability and warrant liability are measured at fair value. Accounts payable and notes payable are measured at amortized cost and approximates fair value due to their short duration and market rate for similar instruments, respectively.

F-22

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 14. Fair Value Measurements (continued)

As of December 31, 2023, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s consolidated balance sheet:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total

Assets
Cash	$3,012,908	-	-	$3,012,908

Total assets measured at fair value	$3,012,908	-	-	$3,012,908

Liabilities
Warrant liability	$-	2,422,785	-	$2,422,785

Total liabilities measured at fair value	$-	2,422,785	-	$2,422,785

As of December 31, 2022, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s consolidated balance sheet:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total

Assets
Cash	$4,170,897	-	-	$4,170,897
	-	-	-
Total assets measured at fair value	$4,170,897	-		$4,170,897

Liabilities
Warrant liability	$1,151,838	-	-	$1,151,838

Total liabilities measured at fair value	$1,151,838	-	-	$1,151,838

Note 15. Commitments and Contingencies

Fixed Assets and Other

At December 31, 2023, the remaining amounts due under outstanding orders of $56,874 is recorded in Accounts Payable. At December 31, 2022, the Company has outstanding orders to purchase equipment, molds and component parts for research and development of $609,953 of which advance payments of $209,678 have been made and recorded in Other Assets (See Note 6).

F-23

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 15. Commitments and Contingencies (continued)

Contingencies

At each reporting period, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company is currently not involved in any material litigation or other loss contingencies.

Royalty Agreement

In connection with the purchase of certain intellectual property in July 2017, Barry Berler and Alan Blackman entered into a royalty agreement which provides that Barry Berler will be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the payment date to on or before May 31, 2021 or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incur any change in control as such the 2% royalty remains in place.

Employment Agreements

On August 1, 2022, the Company cancelled the consulting agreement with Alan Blackman, Co- Chairman and Chief Operating Officer and entered into an Employment Agreement which provides for annual salary of $256,000, which provides for increases, and provisions compensation adjustments, expense and tax differential reimbursements, benefits and bonuses. As of September 1, 2022, the annual salary is $320,000. At June 30, 2022, the Company approved and accrued a $250,000 bonus to Mr. Blackman for services provided in 2022, of which $65,000 was paid subsequent to December 31, 2022. The Company terminated Mr. Blackman’s Employment Agreement effective May 1, 2023. Mr. Blackman continued to serve as the Co-Chairman and a member of the Board of Directors. Subsequent to June 30, 2023, the Company and Mr. Blackman entered into a separation agreement whereby, Mr. Blackman will be paid severance payments of approximately $346,000, which was recorded as an expense and an accrued expense as of June 30, 2023, over thirteen months, continue his medical benefits for such period with a cost of approximately $29,000 which has been accrued at June 30, 2023. At December 31, 2023, the outstanding balance due Mr. Blackman is $218,000, which is recorded in accrued expenses. Further, all unvested options were fully vested and the Company recorded a charge of $60,000. In connection with the separation agreement, Mr. Blackman no longer serves as Co-Chairman or Board member and has agreed to vote his Series A Preferred Stock in favor of the election, reelection, and/or designation of each individual nominated to serve as a director on the Board of Director as shall be identified in an applicable proxy statement filed by the Company for such election of directors. Once the payments due Mr. Blackman are fully paid, the Series A Preferred Stock shall be deemed immediately cancelled and forfeited and without further consideration. The Series A Preferred shall at such time be returned to the status of an authorized but unissued share of preferred stock of the Company.

F-24

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 15. Commitments and Contingencies (continued)

On September 30, 2022, the Company entered into a formal employment agreement, effective on such date and will continue until terminated by either party, subject to the terms of the agreement, with Andrew R. Crescenzo who has been serving as the Company’s Chief Financial Officer on a contract services basis for the last three years. The agreement provided for annual compensation of $225,000 and plus a one-time $18,750 incentive payment upon the commencement of the agreement. During the course of the term, Mr. Crescenzo will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s 2022 Equity Incentive Plan. The agreement contains customary employment terms and conditions.

In October 2022, the Company entered into a service agreement (“Service Agreement”) with an unrelated third-party for marketing and investor relations services. The Service Agreement, which has a term of one year, has various deliverables and provides payments to the third party as follows; a) an initial fee of $90,000, b) monthly fees through the term of $12,500, c) 200,000 shares of restricted common stock and d) $300,000 specifically related to digital marketing activities. As stated in Note 8, the 200,000 shares of restricted common stock were valued at $230,000, representative of the trading price on the issuance.

On February 9, 2023, the Company, appointed Justin Page, as Vice President of Technical Operations with a start date of February 15, 2023. The agreement provides for annual compensation of $235,000 and Options to purchase 50,000 shares of Common Stock at the exercise price of $1.30, the closing price on the grant date. During the course of the term, Mr. Paige will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s Equity Incentive Plan. The agreement contains customary employment terms and conditions and provides for severance of six months if a change in control occurs, as defined.

On November 10, 2023, the Company executed an Employment Agreement with Robert Hayes, its Chief Executive Officer amending the employment letter dated September 6, 2021. The agreement term automatically renews for successive one-year terms as of the commencement date unless prior written notice by either party within ninety days prior to end of the current term. The agreement provides for termination of employment and severance benefits under stated conditions and restrictive covenants. The agreement provides for annual compensation retroactive to June 1, 2023 of $600,000 from $400,000 and a stated increase with the successful acquisition of InjectEZ and other terms of the acquisition agreement (See Note 5). The agreement provides for bonus compensation for: (i) closing the Nephron acquisition agreement, (ii) long-term incentives for achieving revenue targets and market caps for the Company’s stock and (iii) other Company achievements. In addition, the agreement provides for benefits and paid time off.

Note 16. Subsequent Events

In January 2024, the holders of 398,441 of pre-funded warrants exercised their warrants at the exercise price of $.001.

F-25

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets:
Current Assets
Cash	$2,473,197	$3,012,908
Prepaid expenses and other current assets	161,337	116,508
Inventories, net (Note 3)	2,019,481	1,709,135
Current Assets	4,654,015	4,838,551

Fixed Assets, net of accumulated depreciation (Notes 4 and 5)	6,233,595	6,822,142
Other Assets (Notes 6 and 7)	366,288	128,575
TOTAL ASSETS	$11,253,898	$11,789,268

Liabilities:
Current Liabilities
Accounts payable	$945,625	$794,107
Accrued and other current liabilities (Notes 13 and 15)	279,326	476,090
Notes Payable (Note 7)	2,334,142	-
Warrant liability (Notes 8 and 10)	1,027,102	2,422,785
Total Current Liabilities	4,586,195	3,692,982

Deferred Tax Liability	162,000	162,000
Total Liabilities	4,748,195	3,854,982

Commitments and Contingencies (Note 15)	-	-

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding (2023: 1)	-	-
Common stock, $.0001 par value; 500,000,000, shares authorized; (100,000,000 in 2023), 1,694,110 shares issued and outstanding (2023: 694,294)	170	69
Additional paid-in capital	35,941,738	32,491,409
Accumulated other comprehensive income	482,572	591,812
Accumulated deficit	(29,918,777)	(25,149,004)
Total Stockholders’ Equity	6,505,703	7,934,286
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,253,898	$11,789,268

The accompanying notes are an integral part of these financial statements.

F-26

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Revenue, net	$-	$-	$-	$-

Operating expenses:
Research and development	145,611	225,191	523,347	783,340
General and administrative	1,869,598	2,133,167	5,257,015	6,425,154
Total operating expenses	2,015,209	2,358,358	5,780,362	7,208,494
Loss from operations	(2,015,209)	(2,358,358)	(5,780,362)	(7,208,494)

Other income (expense)
Other (expense) income (Note 15)	(70,905)	17,620	(1,046,593)	94,492
FMV adjustment warrants (Note 10)	416,560	321,981	2,088,747	415,958
Foreign currency	(15,506)	(3,587)	(31,566)	(41,955)
Total other income (expense)	330,149	336,014	1,010,588	468,495
Net Loss	$(1,685,060)	$(2,022,344)	$(4,769,774)	$(6,739,999)

Net loss per share, basic and diluted	$(1.27)	$(3.77)	$(4.53)	$(13.01)
Weighted average shares used to compute net loss per share, basic and diluted (Note 1)	1,331,891	536,886	1,053,259	518,166

The accompanying notes are an integral part of these financial statements.

F-27

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Net loss	$(1,685,060)	$(2,022,344)	$(4,769,774)	$(6,739,999)

Other comprehensive income:

Foreign currency translation adjustments gain/(loss)	130,723	(283,544)	(109,241)	61,314

Comprehensive loss	$(1,554,337)	$(2,305,888)	$(4,879,015)	$(6,678,685)

The accompanying notes are an integral part of these financial statements.

F-28

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

(Unaudited)

	Preferred Stock			Common Stock		Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders
	Shares	Amount		Shares	Amount	Capital	Income	Deficit	Equity

Balance -December 31, 2023	1	$		694,294	$69	$32,491,409	$591,812	$(25,149,004)	$7,934,286

Net loss for the three months ended March 31, 2024	-		-	-	-	-	-	(982,386)	(982,386)

Share-based compensation charges	-		-	-	-	126,387	-	-	126,387

Exercise of Pre-Funded Warrants	-		-	18,020	2	394	-	-	396

Foreign Currency Translation	-		-	-	-	-	(218,053)	-	(218,053)

Balance - March 31, 2024	1		$-	712,314	$71	$32,618,190	$373,759	$(26,131,390)	$6,860,630

Net loss for the three months ended June 30, 2024	-		-	-	-	-	-	(2,102,327)	(2,102,327)

Share-based compensation charges	-		-	-	-	201,918	-	-	201,918

Exercise of Pre-Funded Warrants	-		-	135,683	14	2,971	-	-	2,985
Registration A Offering	-		-	190,773	19	1,296,903	-	-	1,296,922
Warrant Inducements				260,799	26	978,955	-	-	978,981
Foreign Currency Translation	-		-	-	-	-	(21,911)	-	(21,911)

Balance - June 30, 2024	1		$-	1,299,569	$130	$35,098,937	$351,848	$(28,233,717)	$7,217,198

Net loss for the three months ended September 30, 2024	-		-	-	-	-	-	(1,685,060)	(1,685,060)

Cancellation of Preferred Share	(1)		-	-	-	-	-	-	-
Share-based compensation charges	-		-	-	-	116,193	-	-	116,193

Issuance of Common Stock – see Note 7	,		-	259,091	26	726,324	-	-	726,350

Warrant exercise	-		-	135,450	14	284	-	-	298
Foreign Currency Translation	-		-	-	-	-	130,723	-	130,723

Balance - September 30, 2024	-		$-	1,694,110	$170	$35,941,738	$482,572	$(29,918,777)	$6,505,703

F-29

SHARPS TECHNOLOGY, INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

(Unaudited)

	Preferred Stock			Common Stock		Common Stock Subscription	Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount		Shares	Amount	Receivable	Capital	Income	Deficit	Equity
Balance -December 31, 2022	1	$		427,610	$43	-	$24,734,204	$214,253	$(15,307,366)	$9,641,134

Net loss for the three months ended March 31, 2023	-		-	-	-	-	-	-	(2,111,830)	(2,111,830)
Shares issued in Offering				102,206	10		2,783,375	-		2,783,385
Share-based compensation charges	-		-	-	-	-	383,100	-	-	383,100
Foreign Currency Translation	-		-			-	-	270,983	-	270,983

Balance - March 31, 2023	1		$-	529,816	$53	-	$27,900,679	$485,236	$(17,419,196)	$10,966,772

Net loss for the three months ended June 30, 2023	-		-	-	-	-	-	-	(2,605,825)	(2,605,825)
Share-based compensation charges	-		-	-	-	-	254,446	-	-	254,446
Foreign Currency Translation	-		-			-	-	73,876	-	73,876

Balance - June 30, 2023	1		$-	529,816	$53	-	$28,155,125	$559,112	$(20,025,021)	$8,689,269

Net loss for the three months ended September 30, 2023	-		-	-	-	-	-	-	(2,022,344)	(2,022,344)
Share-based compensation charges	-		-	-		-	201,365	-	-	201,365
Shelf Registration Offering – see Note 8	-		-	164,478	16		2,457,988			2,458,004
Private Placement Offering – see Note 8	-		-				1,552,819			1,552,819
Foreign Currency Translation	-		-					(283,544)		(283,544)
Balance - September 30, 2023	1		$-	694,294	$69	-	$32,367,297	$275,568	$(22,047,365)	$10,595,569

The accompanying notes are an integral part of these financial statements

F-30

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30

(UNAUDITED)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,769,774)	$(6,739,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	583,006	656,100
Stock-based compensation	444,498	838,911
Accretion of debt discount	75,192	-
FMV adjustment for Warrants	(2,088,747)	(415,958)
Equity Issuance costs	-	205,112
Escrow forfeited	1,000,000	-
Foreign exchange (gain)/loss	31,566	33,729
Changes in operating assets:
Prepaid expenses and other current assets	(47,233)	(23,032)
Inventory	(349,317)	(1,039,152)
Accounts payable and accrued liabilities	(51,326)	339,352)
Net cash used in operating activities	(5,172,135)	(6,144,937)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets or deposits paid	(69,659)	(232,295)
Escrow payment under agreement	(1,000,000)	(199,084)
Net cash used in investing activities	(1,069,659)	(431,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from offerings and warrant exercises	2,972,646	8,029,628
Net proceeds from Debt financing	2,735,300	-
Net cash provided by financing activities	5,707,946	8,029,628

Effect of exchange rate changes on cash	(5,863)	(69,792)

NET INCREASE (DECREASE) IN CASH	(539,711)	1,383,520
CASH — BEGINNING OF YEAR	3,012,908	4,170,897
CASH — END OF PERIOD	$2,473,197	$5,554,417

The accompanying notes are an integral part of these financial statements.

F-31

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 1. Description of Business

Nature of Business and Going Concern

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying condensed consolidated financial statements include the accounts of Sharps Technology, Inc., and its wholly owned subsidiaries, Safegard Medical, Kft. and Sharps Technology Acquisition Corp. collectively referred to as the “Company.” The condensed consolidated balance sheet as of September 30, 2024 and the condensed consolidated statements of operations, statements of comprehensive loss, statements of stockholders’ equity and the statements of cash flow for three and nine months ended September 30, 2024 and 2023 (the “interim statements”) are unaudited. All intercompany transactions and balances have been eliminated. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position and operating results for the interim periods have been made. Certain information and footnote disclosure, normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. The interim statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2023 and notes thereto contained in the Company’s Form 10-K filed with the Securities and Exchange Commission. The condensed consolidated balance sheet at December 31, 2023 has been derived from the audited financial statements at that date. The results of operations for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2024.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue or cash flow from operations since inception. As of September 30, 2024, the Company had a working capital of $67,820 which is not expected to be sufficient to fund the Company’s planned operations for the next 12 months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or commercialize its products into a profitable business. The Company intends to finance its commercialization activities and its working capital needs largely from the sale of equity securities and/or with additional funding from other traditional financing sources until such time that funds provided by operations are sufficient to fund working capital requirements. The unaudited condensed consolidated financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022 (See Note 7).

Effective October 16, 2024, the Company completed a 1 for 22 reverse split, whereby for each 22 shares of common stock the Company issued one share of common stock . All share, other equity instruments and per share information in the accompanying condensed consolidated financial statements and footnotes have been retroactively adjusted for the effects of the reverse split for all periods presented.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) and are expressed in U.S. dollars.

F-32

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As of September 30, 2024, the most significant estimates relate to derivative liabilities, stock-based compensation, long-lived asset impairments and accounting for debt and equity financing.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions. At September 30, 2024 and December 31, 2023, the Company had no cash equivalents.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At September 30, 2024, and December 31, 2023, inventory is comprised of raw materials, including packaging, work in process (components) and finished goods.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

The Company’s outstanding warrants are valued on a recurring basis with the trading price which could cause fluctuations in operating results at the reporting periods.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

F-33

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 2. Summary of Significant Accounting Policies (continued)

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of land, building, machinery and equipment, molds and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Building – 20 years, Machinery and Equipment – 3 - 10 years and Website and Computer Systems – 3 years. The expected life for Molds is based on the lesser of the number of parts that will be produced based on the expected mold capability or 5 years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

There were no impairment losses recognized during the three and nine months ended September 30, 2024 and 2023.

Purchased Identified Intangible Assets

The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives of 5 years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

F-34

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 2. Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 480”), Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

At their issuance date and as of September 30, 2024, certain warrants (see Notes 8 and 10) were accounted for as liabilities as these instruments did not meet all of the requirements for equity classification under ASC 815-40 based on the terms of the aforementioned warrants. The resulting warrant liabilities are re-measured at each balance sheet date until their exercise or expiration, and any change in fair value is recognized in the Company’s condensed consolidated statements of operations.

Foreign Currency Translation/Transactions

The Company has determined that the functional currency for its foreign subsidiary is the local currency. For financial reporting purposes, assets and liabilities denominated in foreign currencies are translated at current exchange rates and profit and loss accounts are translated at weighted average exchange rates. Resulting translation gains and losses are included as a separate component of stockholders’ equity as accumulated other comprehensive income or loss. Gains or losses resulting from transactions entered into in other than the functional currency are recorded as foreign exchange gains and losses in the condensed consolidated statements of operations.

Comprehensive income (loss)

Comprehensive income (loss) consists of the Company’s consolidated net loss and foreign currency translation adjustments related to its subsidiary. Foreign currency translation adjustments included in comprehensive loss were not tax effected as the Company has a full valuation allowance at September 30, 2024 and December 31, 2023. Accumulated other comprehensive income (loss) is a separate component of stockholders’ equity and consists of the cumulative foreign currency translation adjustments.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2024, there were 958,693 stock options and warrants, post reverse split effected, that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented.

F-35

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company must make certain estimates and judgments in determining income tax expenses for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was comprised of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recognized when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Gain contingencies are evaluated and not recognized until the gain is realizable or realized.

Recent Accounting Pronouncements

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company does not expect the pronouncement to have a material impact on the Company and will disclose the nature and reason for any elections that the Company makes.

F-36

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 2. Summary of Significant Accounting Policies (continued)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new guidance requires disaggregated information about the effective tax rate reconciliation and additional information on taxes paid that meet a quantitative threshold. The new guidance is effective for public companies for annual reporting periods beginning after December 15, 2024, a, with early adoption permitted. The Company is currently evaluating the impacts of the new guidance on its disclosures within the consolidated financial statements.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the condensed consolidated financial statements.

We reviewed all other recently issued accounting pronouncements and have concluded they are not applicable or not expected to be significant to the accounting for our operations.

Note 3. Inventories

Inventories, net consisted of the following at:

	September 30, 2024	December 31, 2023
Raw materials	$360,907	$254,461
Work in process	140,025	170,464
Finished goods	1,518,549	1,284,210
Total	$2,019,481	$1,709,135

Note 4. Fixed Assets

Fixed assets, net, is summarized as follows as of:

	September 30, 2024	December 31, 2023

Land	$253,781	$260,460
Building	2,949,900	3,022,490
Machinery and Equipment	4,730,617	4,464,317
Computer Systems and Website & Other	290,662	290,661
Total Fixed Assets	8,224,960	8,037,928
Less: accumulated depreciation	(1,991,365)	(1,215,786)
Fixed asset, net	$6,233,595	$6,822,142

Depreciation expense of fixed assets for the nine months ended September 30, 2024 and 2023 was $574,719 and $646,538, respectively. Substantially, all the Company’s fixed assets are located at the Company’s Hungary location.

F-37

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 5. Asset Acquisition

Safegard Medical, Kft

In June 2020, the Company entered into a Share Purchase Agreement (“Agreement”) with Safegard Medical, Kft (“Safegard”) and amendments to the Agreement, collectively, the Agreements, to purchase either the stock or certain assets of a manufacturing facility for $2.5M in cash, plus additional consideration of common stock and options with a fair market value of $200,000 and $183,135, respectively. The Agreements provided the Company various periods for due diligence and post due diligence, requirements for escrow payments through the closing date (“Closing Date”).

Through the Closing Date, the Agreements provided the Company with the exclusive use of the facility in exchange for payment of the facility’s operating costs. The monthly fee (“Operating Costs”), which primarily covered the facility’s operating costs, was mainly comprised of the seller’s workforce costs, materials and other recurring monthly operating cost.

The acquisition of Safegard, which closed on July 6, 2022, did not meet the definition of a business pursuant to ASC 805-10, and accordingly was accounted for as an asset acquisition in accordance with ASC 805-50. The cost of the acquisition was $2,936,712, including transaction costs of $53,576, with the allocation to the assets acquired on a relative fair value basis. The intangibles relate to permits and a limited workforce acquired. Under ASC 805-50, no goodwill is recognized. The operating results for Safegard are included in the condensed consolidated financial statements for the period beginning after the closing on July 6, 2022.

The relative fair value of the assets acquired and related deferred tax liability during 2022 was as follows:

Land	$226,000
Building and affixed assets	2,648,000
Machinery	158,000
Inventory	32,000
Intangibles	64,712
Deferred tax liability	(192,000)

Total	$2,936,712

The useful lives for the acquired assets is Building - 20 years; Machinery – 5 to 10 years; Intangibles – 5 years. The related depreciation and amortization is being recorded on a straight-line basis.

Note 6. Other Assets

Other assets as of September 30, 2024, and December 31, 2023 are summarized as follows:

	September 30, 2024	December 31, 2023

Intangibles, net – See Note 6	40,227	52,513
Other – See Note 7	326,061	76,062
	$366,288	$128,575

F-38

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 7. Debt Financing

On September 20, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) and a Senior Secured Note (the “Note”) for an aggregate principal amount of $4,375,000, including OID interest of $875,000 maturing on January 31, 2025, with certain purchasers (the “Purchasers”), and the issuance of approximately 259,091 (pre reverse - 5,700,006 ) unregistered shares of the Company’s Common Stock. The aggregate gross proceeds to the Company were approximately $3.5 million, before deducting fees to the placement agent and other offering expenses payable by the Company of $514,700 and an escrow deposit of $250,000 required until certain security liens are filed. The Note and the common stock were recorded at the relative fair values of $2.6M and $852,000, respectively, in accordance with ASC 470-20-25-2. The aforementioned expenses were allocated based on the aforementioned fair values as a reduction to the carrying amount of the debt and a reduction of the equity in accordance with ASC 505-10. For the three and nine months ended September 30, 2024, the Company recorded accreted interest and fees of $75,192.

In connection with the Securities Purchase Agreement and Note, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), requiring the Company to file a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register the unregistered shares of Common Stock. within forty-five (45) calendar days following the filing date, which is thirty (30) days after the closing date. The Company filed the required resale registration statement on October 23, 2024.

Note 8. Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective, April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) each 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

In July 2024, the shareholders approved the increase of the authorized common stock from 100,000,000 to 500,000,000 which was subsequently filed as an amendment to the articles of incorporation with the state of Nevada.

Common Stock

On September 23, 2024, as noted in Note 7, in connection with the Securities Purchase Agreement and Note the Company issued 259,091 (pre reverse - 5,700,006) shares of unregistered common stock.

F-39

On May 31 and June 13, 2024, the Company entered into subscription agreements with certain institutional investors, pursuant to which the Company agreed to issue and sell to the investors 190,773 (pre reverse - 4,197,000) shares (the “Shares”) of Common Stock, par value $0.0001 per share of the Company at a price of $8.36 (pre reverse -$0.38) and received gross proceeds to the Company of $1.6M, before expenses to the placement agent and other offering expenses of $298,000 with net proceeds, after reflecting par value, have been recorded in Additional Paid in Capital of $1,296,903. The shares issued in the offering were offered at-the-market under Nasdaq rules and pursuant to the Company’s Form 1-A (the “Offering Statement”), initially filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended on May 21, 2024, and qualified on May 30, 2024.

On May 30, 2024, the Company offered warrant inducements (the “Inducement Agreement”) to certain warrant holders (the “Warrant Holders”) which references the warrants registered for sale under both the registration statements on Form S-1 (file No. 333-263715) and/or the registration statement on Form S-1 (File No. 333-275011) (collectively, the “Registration Statements”) for up to a total of 499,932 (pre reverse - 10,998,524) warrants to purchase shares of the Company’s common stock, par value $0.0001 per share. Pursuant to the Inducement Agreement, the exercise price of the existing warrants was reduced from $14.08 (pre reverse -$0.64) per share to $7.26 (pre reverse -$0.33) per share. In addition, for each warrant that was exercised, as a result of the Inducement Agreement, the Company agreed to issue the Warrant Holders unregistered warrants with an exercise price of $9.90 (pre reverse - $0.45) per share (“Inducement Warrants”). In the aggregate, 260,799 (pre reverse -5,737,573) warrants were exercised as a result of the Inducement Agreement and accordingly, 260,799 Inducement Warrants were issued. The Company received gross proceeds of $1.9M before expenses to the placement agent and other expenses of $285,000. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $978,955 and with respect to the Inducement Warrants, a liability under ASC 815 was recorded in the amount of $693,064. Certain outstanding warrants, with an exercise price of $14.08 (pre reverse -$0.64), were reduced to $7.26 (pre reverse -$0.33) based on anti-dilution terms in the respective warrant agreements.

The Company recorded a fair value charge in the three months and nine months ended September 30, 2024 to reflect the modification of the exercise price at the initial inducement date for the non-trading warrants relating to the February and September 2023 warrants below. (See Note 10)

F-40

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 8 Stockholders’ Equity (continued)

On September 29, 2023, the Company completed two simultaneous offerings and received aggregate gross proceeds of approximately $5.6 million, before expenses to the placement agent and other offering expenses of $716,000.

a.	The first offering, the securities purchase agreement offering (the “Shelf Offering”) with institutional investors and the Company resulted in the Company receiving net proceeds from the Shelf Offering and the sale of pre-funded of approximately $2.5 million, includes the value of the pre-funded warrants recorded in APIC, net of $362,000 in fees relating to the placement agent and other offering expenses. The Shelf Offering was priced at the market under Nasdaq rules. In connection with the Shelf Offering, the Company issued 164,478 (pre reverse -3,618,521) shares of common at a purchase price of $14.08 per unit, adjusted to $7.26 (reverse effected) at May 30, 2024, based on anti-dilution terms in the warrants and 36,636 (pre reverse -800,000) pre-funded warrants at $14.058 (pre reverse -$0.639) per pre-funded warrants. The exercise price of the pre-funded warrants will be $0.001 per share.

b.	The second offering, the securities purchase agreement offering (“Private Placement”) with institutional investors and the Company received net proceeds from the Private Placement of approximately $2.4 million, net of $354,000 in fees relating to the placement agent and other offering expense. In connection with the Private Placement, the Company issued: (i) 117,340 (pre reverse - 2,581,479) PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) and (ii) PIPE Warrants (non-trading) to purchase 397,727 (pre reverse -8,750,003) shares of our common stock, at a combined purchase price of $23.63 (pre reverse -$1.074) per unit or $23.606 (pre reverse - $1.073) per pre-funded unit. The PIPE Warrants have a term of five and one-half (5.5) years from the issuance date and are exercisable for one share of common stock at an exercise price, after effect of the October 2024 reverse split, of $14.08 adjusted to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants. See Note 8(a) Warrants below for further adjustment. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $1.6 million and with respect to the PIPE Warrants recorded as a liability under ASC 815 of $985,204. On October 16, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Private Placement and on October 26, 2023 the S-1 went effective. (See Note 10).

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering of approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 102,206 (pre reverse - 2,248,521) units at a purchase price of $37.18 (pre reverse - $1.69) per unit. Each unit consisted of one share of common stock and one non-tradable warrant (“Offering Warrants”) exercisable for one share of common stock at a price, after effect of the October 2024 reverse split, of $34.32, adjusted to $14.08 at September 29, 2023 and to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants and a term of five years. See Note 8(a) for further adjustment. The Offering Warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering and on April 14, 2023, an Amendment to the S-1 was filed and went effective. (See Note 10)

On April 13, 2022, the Company’s initial public offering (“IPO”) was declared effective by the SEC pursuant to which the Company issued and sold an aggregate of 170,454 ( pre reverse -3,750,000) units (“Units”), each consisting of one share of common stock and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $ 93.50 (pre reverse -$4.25) per share, adjusted to and with the effect of reverse split October 2024, $34.32 at February 3, 2023 and to $14.08 at September 29, 2023 and to $7.26 at May 30, 2024, based on anti-dilution terms in the warrants, and a term of five years. In addition, the Company granted Aegis Capital Corp., as underwriter a 45-day over-allotment option to purchase up to 15% of the number of shares included in the units sold in the offering, and/or additional warrants equal to 15% of the number of Warrants included in the units sold in the offering, in each case solely to cover over-allotments, which the Aegis Capital Corp. partially exercised with respect to 51,136 ( pre reverse -1,125,000) warrants on April 19, 2022.

The Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022. The net proceeds from the IPO, prior to payments of certain listing and professional fees were approximately $14.2 million. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $9.0 million and with respect to the Warrants as a liability under ASC 815 of $5.2M. (See Note 10)

F-41

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 8. Stockholders’ Equity (continued)

Warrants

a)	In September 2024, the Company reduced the exercise price of the 230,091 (pre reverse – 5,260,000) outstanding warrants issued in February 2023 and September 2023 offerings (see below) from $7.26 (pre reverse - $0.33) to $0.0001. In connection with the reduction in the exercise price the Company recorded a modification charge of $155,703 in the three months ended September 30, 2024. At September 30, 2024, 103,685, after reverse split, warrants remain outstanding. Subsequent to September 30, 2024 such remaining warrants were exercised.

b)	In connection with the Inducement Warrants in the second quarter of 2024, the Company issued 260,799 (pre reverse - 5,737,573) non-trading Inducement Warrants as noted in Common Stock above. The Inducement Warrants are classified as a liability based on ASC 815 and require remeasurement at each reporting period. The Inducement Warrants are recorded at the FMV, computed using the Black Scholes valuation method. and , recorded a FMV gain adjustment of $293,684 (See Note 10).

c)	In connection with one-year advisory services arrangement entered into in April 2023, the Company issued an aggregate of 28,636 (pre reverse - 630,000) warrants over the one-year term, at an exercise price of $34.32 (pre reverse -$1.56) The warrants have a three-year term and were fully vested on issuance. During the three and nine months ended September 30, 2024, the Company issued 0 and 5,909 (pre reverse - 130,000) warrants with a FMV of $8,590. During the three and nine months ended September 30, 2023 the Company issued 10,227 (pre reverse - 225,000) and 16,363 (pre-reverse 360,000) warrants with a FMV of $22,470 and $42,306, respectively. The FMV of the warrants issued in the nine months ended September 30, 2024 was computed using the Black Scholes valuation model with the following assumptions: a) volatility of 33.46% to 81.62% three-year term, risk free interest rate of 4.20% to 4.25% and 0% dividend rate. The FMV of the warrants issued in the three and nine months ended September 30, 2023 was computed using the Black Scholes valuation model with the following assumptions: a) volatility of 37.45% to 44.83%, risk free interest rate of 3.58% to 4.43.% and 0% dividend rate (See Note 10).

d)	In connection with the Private Placement in September 2023, the Company issued 397,727 (pre reverse 8,750,003) non-trading PIPE Warrants as a component of the Unit as noted in Common Stock above. The PIPE Warrants are classified as a liability based on ASC 815 and require remeasurement at each reporting period. The PIPE Warrants are recorded at the FMV, computed using the Black Scholes valuation method. For the three and nine months ended September 30, 2024, the Company recorded a FMV gain (loss) adjustment of $(181,163), including the modification charge of $(148,091) and $470,721 including the modification charge of $(637,316), respectively (See Note 10).

e)	In connection with the Offering in February 2023, the Company issued 102,206 (pre reverse -2,248,521) non-trading warrants Offering Warrants as a component of the Unit as noted in Common Stock above. The Offering Warrants are classified as a liability based on ASC 815 and require remeasurement at each reporting period. The Offering Warrants were recorded at the FMV, computed using the Black Scholes valuation method. For the three and nine months ended September 30, 2024 the Company recorded FMV gain (loss) adjustments of $7,563, including a modification charge of $7,612 referred to in Note 10, and $214,019, including a modification charge of $153,640. For the three and nine months ended September 30, 2023, the Company recorded a FMV gain adjustment of $56,172 and $238,752 respectively (See Note 10).

f)	In connection with the IPO in April 2022, the Company issued 340,900 (pre reverse -7,500,000) warrants (Trading Warrants) as a component of the Units and 51,136 (pre reverse - 1,125,000) warrants to the underwriter (Overallotment Warrants), as noted in Common Stock above. The Trading and Overallotment Warrants were recorded at the FMV, being the trading price of the warrants, on the IPO effective date and the Warrants are classified as a Liability based on ASC 815. The Warrant liability requires remeasurement at each reporting period based on the trading price of the warrants. During the three and nine months ended September 30, 2024, the Company recorded an FMV gain adjustment of $198,375 and $690,001, respectively. During the three and nine months ended September 30, 2023, the Company recorded an FMV gain adjustment of $258,750 and $172,500, respectively. (See Note 10).

g)	The Company issued 10,695 (pre reverse -235,295) Warrants (“Note Warrants”) to the note holders in connection with the repayment on the IPO on April 19, 2022. The Note Warrants, which are recorded at the FMV being the trading price of the warrants, are classified as a Liability based on ASC 815. The Note Warrants require remeasurement at each reporting period. During the three and nine months ended September 30, 2024, the Company recorded a FMV gain of $5,411 and $18,822, respectively. For the three and nine months ended September 30, 2023, the Company recorded a FMV gain/(loss) adjustment of $7,059. (See Note 10).

F-42

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 8. Stockholders’ Equity (continued)

(h)	The underwriter received 8,523 (pre reverse - 187,500) warrants in connection with the IPO for a nominal cost of $11,250. The Warrants have an exercise price of $117.04 (pre reverse - $5.32) and are exercisable after October 9, 2022. The FMV at the date of issuance was $228,750 computed using the Black Scholes valuation model with the following assumptions: a) volatility of 93.47%, five-year term, risk free interest rate 2.77% and 0% dividend rate. The estimated FMV was classified as additional issuance costs.

Note 9. Preferred Stock

In February 2018, the Company Board of Directors issued one share of Series A Preferred Stock to Alan Blackman, the Company’s co-founder and former Director. The Series A Preferred Stock entitled the holder to vote on any matters related to the election of directors and was reduced from 50.1% at December 31, 2021 to 29.5%, effective with the IPO. The Series A Preferred Stock has no right to dividends, or distributions in the event of a liquidation and is not convertible into common stock. In connection with final settlement with Mr. Blackman on August 2024, the Series A Preferred Stock were cancelled and forfeited without any further consideration. The Series A Preferred was returned to the status of an authorized but unissued share of preferred stock of the Company (See Note 15).

Note 10. Warrant Liability

Certain Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented as a Warrant liability in the accompanying condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the condensed consolidated statements of operations. The Black Scholes Option-Pricing model used the following assumptions for the nine months ended September 30, 2024 and 2023 (See Note 8).

	September 30, 2024	September 30, 2023
Expected term (years)	3.37 to 5.99	4.36 to 5.5
Expected volatility	58.78% to 121.32%	45.31% to 59.93%
Risk-free interest rate	3.41% to 4.56%	3.53 to 4.54%
Dividend rate	0	0

The Warrant liability at September 30, 2024 and December 31, 2023 was as follows:

	September 30, 2024	December 31, 2023
Trading and Overallotment Warrants	$431,250	$1,121,250
Note Warrants	11,765	30,588
Offering Warrants – February 2023	20,053	234,072
Offering Warrants – September 2023	216,911	1,036,875
Inducement Warrants – May 2024	347,123	-
Total Warrant Liability	$1,027,102	$2,422,785

The Warrants outstanding at September 30, 2024 and December 31, 2023 were as follows:

	September 30, 2024	December 31,2023

Trading, Overallotment and Underwriter Warrants	400,568	400,568
Note Warrants	10,695	10,695
Offering Warrants – February 2023	8,607	102,206
Offering Warrants – September 2023	95,078	397,727
Inducement Warrants – May 2024	260,799	-
Warrants issued for services arrangement	28,636	22,500
Total Warrants Outstanding	804,383	1,194,495

F-43

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 10. Warrant Liability (continued)

For the three months ended September 30, 2024, the FMV gain adjustment, which is reflected in the FMV adjustment on Warrants in the Unaudited Condensed Consolidated Statements of Operations was $416,560, which includes the modification charge of $155,703 and $349,243, gain for the warrants exercised in connection with the Inducement Agreements (See Note 8).

For the nine months September 30, 2024, the FMV gain adjustment, which is reflected in the FMV adjustment on Warrants in the Unaudited Condensed Consolidated Statements of Operations was $2,088,747, which includes the modification charge of $790,956 and $349,243, gain for the warrants exercised in connection with the Inducement Agreements (See Note 8).

For the three and nine months ended September 30, 2023, the FMV gain adjustment, which is reflected in the FMV adjustment gain (loss) on Warrants in the Unaudited Condensed Consolidated Statements of Operations was $321,981 and $415,958, respectively (see Note 8).

Note 11. Stock Options

A summary of options granted and outstanding is presented below.

	September 30, 2024
	Options	Weighted Average Exercise Price
Outstanding at Beginning of year	109,493	$67.12
Granted	63,409	6.27
Forfeited or cancelled	(18,592)	37.11
Outstanding at end of period	154,310	$42.88

Exercisable at end of period	122,243	$50.86

At September 30, 2024, the Weighted Average Remaining Contractual Life is 39 months.

At September 30, 2024, the stock options outstanding and the options exercisable have exercise prices that exceed the stock market price at September 30, 2024 and as such no intrinsic value exists. Intrinsic value is defined as the difference between the exercise price of the options and the market price of the Company’s common stock.

During the nine months ended September 30, 2024, the Company granted five-year options (the “Options”) to purchase a total of 63,409 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employees and consultants pursuant to the Company’s 2023 Equity Incentive Plan. The Options are exercisable at an average price of $6.27 per share which was based on the closing price on the respective grant dates.

As of September 30, 2024, there was $232,353 of unrecognized stock-based compensation related to unvested stock options with a weighted average fair value of $7.25 per share, which is expected to be recognized over a weighted-average period of 12 months as of September 30, 2024.

For the three and nine months ended September 30, 2024, the Company recognized stock-based compensation expense of $116,193 recorded in general and administrative and $435,908, respectively, of which $432,567 and $3,341 was recorded in general and administrative and research and development expenses.

For the three and nine months ended September 30, 2023, the Company recognized stock-based compensation expense of $178,895 and $796,606, respectively, which was recorded in general and administrative.

F-44

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 11. Stock Options (continued)

The fair value of stock option awards accounted for under ASC 718 was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions for the options granted during the nine months ended September 30, 2024 and 2023.

	September 30, 2024	September 30, 2023
Expected term (years)	2.66 to 3.06	2.88 to 3.25
Expected volatility	81.15 % to 83.04%	75.40% to 89.93%
Risk-free interest rate	4.71 % to 4.76%	3.71% to 4.27%
Dividend rate	0	0

Note 12. Income Taxes

At the end of each interim reporting period, the Company estimates its effective tax rate expected to be applied for the full year. This estimate is used to determine the income tax provision or benefit on a year-to-date basis and may change in subsequent interim periods. Accordingly, the Company’s effective tax rate for the three and nine months ended September 30, 2024 and 2023 was 0%. The Company’s effective tax rates for both periods were affected primarily by a full valuation allowance on domestic net deferred tax assets.

Note 13. Related Party Transactions and Balances

As of September 30, 2024 and December 31, 2023, accounts payable and accrued liabilities include $152,500 and $32,974, respectively, payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

Note 14. Fair Value Measurements

The Company’s financial instruments include cash, accounts payable, and warrant liability. Cash and warrant liability are measured at fair value. Accounts payable is measured at amortized cost and approximates fair value due to its short duration.

As of September 30, 2024, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s condensed consolidated balance sheet:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total

Assets
Cash	$2,473,197	-	-	$2,473,197

Total assets measured at fair value	$2,473,197	-	-	$2,473,197

Liabilities
Warrant liability	$-	$1,027,102	-	$1,027,102

Total liabilities measured at fair value	$-	$1,027,102	-	$1,027,102

F-45

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

Note 14. Fair Value Measurements (continued)

As of December 31, 2023, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s condensed consolidated balance sheet:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total

Assets
Cash	$3,012,908	-	-	$3,012,908

Total assets measured at fair value	$3,012,908	-	-	$3,012,908

Liabilities
Warrant liability	$-	$2,422,785	—	$2,422,785

Total liabilities measured at fair value	$-	$2,422,785	-	$2,422,785

Note 15. Commitments and Contingencies

Contingencies

On July 10, 2024, Barry Berler (“Berler”), a co-founder and former Chief Technology Officer of the Company, commenced a lawsuit in the United States District Court for the Eastern District of New York, Barry Berler v. Sharps Technology, Inc. and Alan Blackman, Case No. 2:24-cv-04787. In this case, Berler asserts claims for damages of an aggregate of $456,000 for alleged (1) failure to make full payment of certain monthly payments under his consulting agreement with the Company (the “Consulting Agreement”) in the amount of $52,500, (2) failure to pay a bonus with a target of $216,000 under the Consulting Agreement, (3) $187,500, representing 50% of the severance payment paid by the Company to Mr. Blackman, the Company’s co-founder and former Chief Operating Officer and Co-Chairman and a declaration and injunctive relief establishing that Berler is the rightful owner of 50% of the Company’s Series A Preferred Stock (which preferred stock is no longer outstanding). The Company has accrued for the claim for unpaid monthly consulting fees. The Company believes that Berler’s claims are without merit, intends to defend itself vigorously and has requested dismissal of these claims. In addition, on September 17, 2024, the Company filed an answer and counterclaims with respect thereto, including for recoupment of certain compensation the Company has previously paid to Berler.

On June l7, 2024, Berler filed a demand for arbitration and statement of claim under the commercial arbitration rules of the American Arbitration Association (“AAA”) asserting claims for payment of $500,000 plus interest, under the Company’s royalty agreement with Berler, as amended, rescission thereof and reversion to Berler of the intellectual property rights subject thereto. The Company believes that Berler’s claims are without merit and intends to defend itself vigorously in connection with these claims.

On April 3, 2024, Plastomold Industries Ltd. (“Plastomold”) commenced a lawsuit against the Company in the United States District Court for the Eastern District of New York, Plastomold Industries Ltd v. Sharps Technology, Inc., Case No. 2:24-CV-02580, asserting claims for damages in the amount of $1.762 million for alleged (1) failure to pay invoices, of which approximately $1 million would relate to a maintenance agreement for units allegedly manufactured and sold using machinery that was defective and has never successfully produced any saleable products, (2) breach of the implied covenant of good faith and fair dealing, (3) unjust enrichment, and (4) conversion. Plastomold asserts it provided certain products and services to the Company for which its invoices were not fully paid. The Company believes that Plastomold’s claims are without merit and intends to defend itself vigorously. On June 3, 2024, the Company filed an answer and affirmative defenses and counterclaim, which counterclaim is for damages that the Company believes would exceed the claims asserted by Plastomold, based on the insufficiency of Plastomold’s services and the results thereof, including the failure to provide machinery capable of reliably manufacturing the designated products in compliance with design specifications and functionality requirements, and with respect to which test results failed.

Commitments

On August 1, 2022, the Company cancelled the consulting agreement with Alan Blackman, Co- Chairman and Chief Operating Officer and entered into an Employment Agreement. which provided for annual salary of $256,000, which provides for increases, and provisions compensation adjustments, expense and tax differential reimbursements, benefits and bonuses. As of September 1, 2022, the annual salary is $320,000. At September 30, 2022, the Company approved and accrued a $250,000 bonus to Mr. Blackman for services provided in 2022, of which $65,000 was paid subsequent to December 31, 2022. The Company terminated Mr. Blackman’s Employment Agreement effective May 1, 2023. Mr. Blackman continued to serve as the Co-Chairman and a member of the Board of Directors. Subsequent to June 30, 2023, the Company and Mr. Blackman entered into a separation agreement whereby, Mr. Blackman was paid severance payments of approximately $346,000 plus other medical benefits of approximately $29,000 which were fully paid by August 31, 2024. Further, all unvested options were fully vested, and the Company recorded a charge of $60,000 in 2023. In connection with the separation agreement, Mr. Blackman no longer served as Co-Chairman or Board member and agreed to vote his Series A Preferred Stock in favor of the election, reelection, and/or designation of each individual nominated to serve as a director on the Board of Director as shall be identified in an applicable proxy statement filed by the Company for such election of directors. Once the payments due Mr. Blackman were fully paid, the Series A Preferred Stock were deemed immediately cancelled and forfeited and without further consideration. The Series A Preferred has been returned to the status of an authorized but unissued share of preferred stock of the Company.

On May 20, 2024, the Company entered into an amendment to the Asset Purchase agreement (“Asset Purchase”) with InjectEZ, LLC (“Seller”) for the purchase of certain assets for $35M. In connection with the Asset Purchase agreement the Company paid a non-refundable deposit of $1M to be held in escrow under an agreeable escrow agreement as a deposit on the purchase price. The Asset Purchase agreement stipulated that the $1M deposit would be maintained until July 19, 2024, at which date, if the contemplated transaction was not consummated, through no fault of the Seller, the escrow would be released to the Seller by the escrow agent. The escrow deposit of $1,000,000 was released to the Seller and recorded a forfeited agreement cost in Other Expenses in the nine months ended September 30, 2024. The Company and Seller are currently working towards a further amendment of the Asset Purchase Agreement. To the extent a further amendment is executed, the closing of the Asset Purchase Agreement will be contingent on obtaining the necessary financing and there can be no assurance that the closing of the asset sale will occur.

F-46

EXHIBITS

Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

2.1	Articles of Incorporation of Registrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	3.1	4/12/2022

2.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	3.2	4/12/2022

2.3	Bylaws of Registrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	3.3	4/12/2022

3.1	Asset/Share Purchase Agreement, dated June 10, 2020, among the Company, Safegard Medical (Hungary) Ktf,, Numan Holding Ltd, Cortrus Services SA and Latitude Investments Limited (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.1	4/12/2022

3.2	Amendment No. 1 to Asset/Share Purchase Agreement, dated June 24, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.2	4/12/2022

3.3	Amendment No. 2 to Asset/Share Purchase Agreement, dated August 27, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.3	4/12/2022

3.4	Amendment No. 3 to Asset/Share Purchase Agreement, dated October 28, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.4	4/12/2022

3.5	Amendment No. 4 to Asset/Share Purchase Agreement, dated July 19, 2021 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.5	4/12/2022

3.7	Amendment No. 5 to Asset/Share Purchase Agreement, dated February 28, 2022 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.6	4/12/2022

3.8	Letter, dated September 23, 2021, from Numan Holding Ltd (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.7	4/12/2022

3.9	Employment Agreement, dated September 9, 2021, between the Company and Robert Hayes (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.8	4/12/2022

3.10	Consulting Agreement between the Company and Alan Blackman (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.9	4/12/2022

3.11	Amended Consulting Agreement, dated May 28, 2019, between the Company and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.10	4/12/2022

3.12	Royalty Agreement, dated July 11, 2017, between Alan Blackman and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.11	4/12/2022

3.13	Amendment to Royalty Agreement, dated September 4, 2018 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.12	4/12/2022

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3.14	Consulting Agreement, dated January 1, 2021, between the Company and Berry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.13	4/12/2022

3.15	Note Purchase Agreement, dated December 14, 2021, among the Company and the purchasers named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.14	4/12/2022

3.16	Form of Note (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.15	4/12/2022

3.17	Security Agreement among the Company and the secured parties named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.16	4/12/2022

3.18	Consent to be named as a director nominee of Jason Monroe (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.17	4/12/2022

3.19	Consent to be named as a director nominee of Brenda Baird Simpson (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.18	4/12/2022

3.20	Form of Warrant for this offering (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.19	4/12/2022

3.21	Form of Pre-Funded Warrant for this offering (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.20	4/12/2022

3.22	Form of Warrant Agent Agreement (Pre-Funded Warrants) (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.21	4/12/2022

3.23	2022 Equity Incentive Plan (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.22	4/12/2022

3.24	Plan and Agreement of Merger, dated March 22, 2022, between Sharps Technology, Inc., a Wyoming corporation, and Sharps Technology, Inc., a Nevada corporation (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.23	4/12/2022

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3.25	Form of Warrant Agent Agreement (Warrants) (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.24	4/12/2022

3.26	Form of Representative’s Warrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)	S-1/A	333-263715	10.25	4/12/2022

3.27	Amendment No. 6 to Asset/Share Purchase Agreement, dated April 13, 2022 (incorporated by reference to 8-K filed on April 19, 2022)	8-K	001-41355	10.26	4/19/2022

3.28	Agreement, dated September 29, 2022, by and among Sharps Technology, Inc., InjectEZ, LLC, Nephron Pharmaceuticals Corporation, Nephron SC, Inc. and Nephron Sterile Compounding Center LLC (incorporated by reference to 8-K filed on October 4, 2022)	8-K	001-41355	10.27	10/04/2022

3.29	Distribution Agreement, dated December 8, 2022, by and among Sharps Technology, Inc., Nephron Pharmaceuticals Corporation and Nephron SC, Inc. (incorporated by reference to 8-K filed on December 13, 2022)	8-K	001-41355	10.28	12/08/2022

3.30	PIPE Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023) RD Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.29	9/27/2023

3.31	Registration Rights Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.30	9/27/2023

3.32	Placement Agent Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.31	9/27/2023

3.33	Form of Warrant (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.32	10/03/2023

3.34	Form of RD Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.33	10/03/2023

3.35	Form of PIPE Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)	8-K	001-41355	10.34	10/03/2023

3.36	Cooperative Sales and Distribution Agreement dated March 1, 2024 by and between the Company and Roncadelle Operations s.r.l. (incorporated by reference to 8-K filed on March 8, 2024)	8-K	0001-41355	10.1	03/08/2024

4.1	Form of Subscription Agreement					X

6.1	2023 Equity Incentive Plan (incorporated by reference to 8-K filed on January 27, 2023)			10.35

6.2	Purchase Agreement dated May 6, 2024, by and between the Company and Nephron Pharmaceuticals, Inc. (incorporated by reference to 8-K filed on May 24, 2024)	8-K	0001-41355	10.1	05/24/2024

6.3	Amendment No. 1 to Purchase Agreement dated September 22, 2023 by and between the Company and Nephron Pharmaceuticals, Inc. (incorporated by reference to 8-K filed on May 24, 2024)	8-K	0001-41355	10.2	05/24/2024

11.1	Consent of Manning Elliott LLP					X

11.2	Consent of PKF O’Connor Davies, LLP					X

11.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 12.1)					X

12.1	Opinion of Sichenzia Ross Ference Carmel LLP					X

99.1	Separation Agreement and Mutual Release, by and between the Company and Alan R. Blackman, dated July 19, 2023					X

II-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on November 18, 2024.

SHARPS TECHNOLOGY, INC

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer (Principal Executive Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer and Director	November 18, 2024
Robert M. Hayes	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	November 18, 2024
Andrew R. Crescenzo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Soren Bo Christiansen*	Chairman	November 18, 2024
Dr. Soren Bo Christiansen

/s/ Paul K. Danner*	Director	November 18, 2024
Paul K. Danner

/s/ Timothy J. Ruemler*	Director	November 18, 2024
Timothy J. Ruemler

/*/ Brenda Baird Simpson*	Director	November 18, 2024
Brenda Baird Simpson

/*/ Jason L. Monroe*	Director	November 18, 2024
Jason L. Monroe

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